Execution Version

CREDIT AGREEMENT

Dated as of January 12, 2024

among

TETRA TECHNOLOGIES, INC.,
as the Borrower,

SILVER POINT FINANCE, LLC,
as Administrative Agent,

and

The Lenders Party Hereto

THE INITIAL COMMITTED LOANS ARE BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED. A LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE INITIAL COMMITTED LOANS BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT TETRA TECHNOLOGIES, INC., 24955 Interstate 45 North, The Woodlands, TX 77380 (ATTN: JACEK MUCHA).

SPECIFIC TERMS IN THIS AGREEMENT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE OF A TYPE THAT TETRA TECHNOLOGIES, INC. TREATS AS CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

TABLE OF CONTENTS

TABLE OF CONTENTS (CONT’D)
Page

TABLE OF CONTENTS (CONT’D)
Page

TABLE OF CONTENTS (CONT’D)
Page

SCHEDULES

1.01(a)	Existing Investments
1.01(b)	Brine Leases
1.01(c)	Material Real Property
2.01	Commitments and Applicable Percentages
5.03	Disclosure Materials
5.04	Subsidiaries and Affiliates
5.08	Litigation
7.02	Existing Indebtedness
7.04	Existing Liens
7.10	Affiliate Transactions
10.02	Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS

A	Committed Loan Notice
B	Note
C-1	Assignment and Assumption
C-2	Administrative Questionnaire
D-1 – D-4	U.S. Tax Compliance Certificates
E	Form of Term/ABL Intercreditor Agreement
F	Subordination Terms
G	Form of Compliance Certificate
H	Form of Global Intercompany Note
I	Form of Minimum Liquidity Compliance Certificate
    v

CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of January 12, 2024, among TETRA TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and SILVER POINT FINANCE, LLC as Administrative Agent.
RECITALS
A.    The Borrower has requested the extension of a senior secured term loan credit facility in an aggregate principal amount of $265,000,000;
B.    The proceeds of the Committed Loans shall be used on the Closing Date (i) to repay amounts outstanding under the Existing Credit Agreement and (ii) to pay transaction fees and expenses associated therewith, with any remaining proceeds being available for general corporate purposes of the Borrower; and
C.    The Lenders are willing to extend the credit described above to the Borrower on the terms and subject to the conditions set forth herein.
D.    In consideration of the premises, the representations, warranties, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the satisfaction of each condition precedent set forth in Section 4.01 hereof, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“ABL Administrative Agent” means JPMorgan Chase Bank, N.A. as administrative agent and collateral agent under the ABL Credit Agreement, together with its successors and permitted assigns in such capacity.
“ABL Credit Agreement” means the Closing Date ABL Credit Agreement, as extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time in accordance with the terms and limitations of this Agreement and the Term/ABL Intercreditor Agreement and the ABL Loan Documents; provided that any such amendment, modification, refinancing, restatement, replacing or refunding shall provide for a secured, revolving credit facility, governed by one or more borrowing bases which are pari passu in right of payment and collateral and providing for revolving loans, and which may provide for swing line loans and/or letters of credit, in each case, solely with commercial banks that customarily provide revolving credit senior secured facilities providing for revolving credit loans, swing line loans and/or letters of credit on a secured basis. Except as otherwise provided herein, any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence. Notwithstanding anything to the contrary herein, any assignment by a Lender (as defined in the Closing Date ABL Credit Agreement or equivalent term in any other ABL Credit Agreement) of its interests under the ABL Credit Agreement to a Permitted ABL Assignee shall not cause a Default or Event of Default under this Agreement and shall not cause the ABL Credit Agreement to cease to constitute an “ABL Credit Agreement” under this Agreement.
“ABL Loan Documents” has the meaning assigned to the term “Loan Documents” (or equivalent term) in the ABL Credit Agreement.
“ABL Priority Collateral” has the meaning assigned to such term in the Term/ABL Intercreditor Agreement.
“Acquisition” means the acquisition by the Borrower or any Restricted Subsidiary of (a) sufficient equity or voting interests of a Person to cause such Person to become a Subsidiary or (b) all or substantially all of the assets or operations, division or line of business of a Person.

“Additional Commitment” means, as to each Lender, its obligation to make Additional Committed Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, as such amount may be adjusted from time to time in accordance with this Agreement.
“Additional Committed Loans” has the meaning specified in Section 2.01.
“Adjusted Daily Simple Rate” means an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means Silver Point Finance, LLC in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit C-2 or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding directly or indirectly, 10% or more of any class of voting or Equity Interests of the Borrower or any Restricted Subsidiary or any corporation of which the Borrower and its Restricted Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or Equity Interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Borrower. Notwithstanding anything in the foregoing to the contrary, a Person that (i) would be an Affiliate of the Borrower solely by virtue of its ownership of voting or Equity Interests of the Borrower and (ii) is eligible pursuant to Rule 13d-1(b) under the Exchange Act to file a statement with the Securities and Exchange Commission on Schedule 13G, shall not be deemed to be an Affiliate.
“Affiliate Transaction” has the meaning specified in Section 7.10(a).
“Aggregate Commitments” means the total Commitments of all the Lenders, but in no event to exceed the Maximum Facility Amount.
“Agreement” means this Credit Agreement.
“Anti-Corruption Laws” has the meaning specified in Section 5.15(d)(i).
“Anti-Money Laundering Laws” has the meaning specified in Section 5.15(c).
“Applicable Amortization Percentage” means, for each payment date occurring during each period set forth below, the percentage specified below opposite such period:

Period	Amount
Closing Date through and including December 31, 2025	0.00%
January 1, 2026 through and including December 31, 2026	0.625%
January 1, 2027 through and including the Scheduled Maturity Date	1.25%

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the commitment of each Lender to make Committed Loans has been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means (i) with respect to SOFR Rate Committed Loans, 5.75% and (ii) with respect to Base Rate Committed Loans, 4.75%.
“Approved Assignee” means any limited partner of Silver Point, together with Approved Funds of any such limited partner.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender (or, where the context requires, Silver Point or a limited partner of Silver Point), (b) an Affiliate of a Lender (or, where the context requires, Silver Point or a limited partner of Silver Point) or (c) an entity or an Affiliate of an entity that administers or manages a Lender (or, where the context requires, Silver Point or a limited partner of Silver Point).
“Arkansas Brine Assets” means (a) the Brine Leases and other brine interests now or hereinafter held by the Borrower or any of its Subsidiaries located in the State of Arkansas, (b) all right, title and interest in and to the brine that is covered by such Brine Leases and other brine interests (including pursuant to any “deemed transfer” of brine interests under Arkansas law), which includes, without limitation, all subterranean salt water and all other chemical substances contained in such brine including all minerals, chemical compounds, and elements produced with or extracted from such brine; (c) all gathering, transportation, treating, storage, processing and handling assets with respect thereto, including, without limitation, all manufacturing, treatment and processing facilities for mineral extraction and conversion that are located in Columbia County and Lafayette County, Arkansas (but excluding manufacturing facilities located in El Dorado and West Memphis Arkansas), and (d) all pipelines, platforms, wells, well surface locations, wellhead equipment, well surface equipment, well sub-surface equipment, pumping units, flowlines, tanks, buildings, injection facilities, disposal facilities, compression facilities, gathering systems and other equipment used in connection therewith.
“Arkansas Bromine Assets” means (i) the Arkansas Bromine Processing Facility and (ii) the Arkansas Bromine Interests.
“Arkansas Bromine Interests” means all right, title and interest of the Borrower and its Subsidiaries in and to the bromine minerals contained in, produced with, or extracted from brine covered by the Brine Leases located in the TETRA Evergreen Brine Unit, as the same may be exchanged from time to time solely pursuant to Permitted Swap Transactions.
“Arkansas Bromine Processing Facility” means any manufacturing facility (whether completed or under construction) owned by the Borrower or any of its Subsidiaries for the purpose of extracting bromine from the Arkansas Bromine Interests (but excluding all lithium extraction and conversion facilities in Columbia County and Lafayette County, and all other facilities located in El Dorado and West Memphis, Arkansas).
“Arkansas JV” means any contractual or equity joint venture with one or more Persons that is not an Affiliate of the Borrower, for the purpose of developing all or a portion of brine interests for the extraction of minerals and other chemical substances from such brine (including, without limitation bromine and lithium) pursuant to any brine leases or brine interests held by the Borrower and its Subsidiaries in Columbia County and Lafayette County in the State of Arkansas, or any Person formed for such purpose.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor or its Affiliates.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C-1 or any other form approved by the Administrative Agent.
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the second anniversary of the Closing Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Committed Loans pursuant to Section 8.02.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(e).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding or the occurrence of any other event in respect of such Person of the type described in Section 8.01(g) or (h), or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent (at the direction of the Required Lenders), has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that, in respect of any Lender, a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as announced from time to time by The Wall Street Journal as its “prime rate,” and (c) the Adjusted Term SOFR Rate for a one-month Interest Period plus 1.00%. Any change in the Base Rate due to a change in the “prime rate”, the Federal Funds Rate or Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR Rate, respectively.
“Base Rate Committed Loan” means a Committed Loan that that bears interest based on the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR Rate”.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    Adjusted Daily Simple SOFR;
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in Dollars at such time in the United States and (b) the related Benchmark Replacement Adjustment;
provided that, if the alternate benchmark rate as determined pursuant to clause (1) or (2) above would be less than the Floor, the alternate benchmark rate will be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the introductory paragraph hereto.
“Board” means the Board of Directors of the Borrower.
“Brine Lease” means those certain brine leases set forth on Schedule 1.01(b) (as the same shall be deemed amended, restated, amended and restated, supplemented or otherwise modified from time to time solely to reflect Permitted Swap Transactions).
“Bromine Project Documents” has the meaning specified in Section 4.02(d).
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any SOFR Rate Committed Loan and any interest rate settings, fundings, disbursements, settlements or payments of any such Committed Loan, or any other dealings of such Committed Loan referencing the SOFR Rate Committed Loan, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP, subject to Section 1.03(e).
“Capital Stock” means: (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means: (a) United States dollars, Euros, British Pounds Sterling and any other foreign currencies held by the Borrower and its Restricted Subsidiaries from time to time in the ordinary course of business; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above (e) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; and (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.
“CFC” means a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code in which any Loan Party is a “United States shareholder” within the meaning of Section 951(b) of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and

all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means (i) an event or series of events by which any person or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (such person or persons hereinafter referred to as an “Acquiring Person”) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the then outstanding Voting Stock of the Borrower and (ii) the occurrence of a “change of control” (or similar term) under the ABL Credit Agreement.
“CISADA” has the meaning specified in Section 5.15(a).
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Closing Date ABL Credit Agreement” means that certain Credit Agreement, dated as of September 10, 2018 and as amended restated, supplemented or otherwise modified prior to the Closing Date, by and among the Borrower, each lender from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as further amended, supplemented or modified from time to time in accordance with the terms and limitations of this Agreement (including continued compliance with the requirements contained in the definition of ABL Credit Agreement) and the Term/ABL Intercreditor Agreement and the ABL Loan Documents.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator selected by the Administrative Agent (acting at the direction of the Required Lenders)).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning specified in the Security Agreement.
“Collateral Documents” means the Security Agreement, the Intellectual Property Security Agreement, the Term/ABL Intercreditor Agreement, any Control Agreements and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, Guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Loan Party to Administrative Agent in connection with this Agreement, any other Loan Document or any transaction contemplated hereby to secure or Guaranties, the payment of any part of the Obligations or the performance of any Loan Party’s other duties and obligations under the Loan Documents to which such Loan Party is a party.
“Commitment” means, as to each Lender, (i) its obligation to make Committed Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, as such amount may be adjusted from time to time in accordance with this Agreement and (ii) the Additional Commitments.
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of SOFR Rate Committed Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Committed Loan” has the meaning specified in Section 2.01.
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of SOFR Rate Committed Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower.
“Commodity Account Control Agreement” has the meaning assigned to such term in the Security Agreement.
“Conforming Changes” means, with respect to either the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted Working Capital” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets (other than cash and Cash Equivalents) at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Adjusted Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.
“Consolidated Net Earnings” means, for any period, the net income or loss of the Borrower and its Restricted Subsidiaries for such period, including cash dividends and distributions (not return of capital) received from Persons other than Restricted Subsidiaries and after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded therefrom (to the extent otherwise included therein): (i) extraordinary or nonrecurring gains, losses or expenses (including, whether or not otherwise includable as a separate item in the earnings statement for such period, non-cash losses on sales of assets outside of the ordinary course of business); (ii) non-cash gains, losses, expenses or adjustments under FASB Statement No. 133 as a result of changes in the fair market value of derivatives; (iii) any gains or losses attributable to write-ups or write-downs of assets, including ceiling test write-downs; (iv) adjustments due to changes in accounting principles and the effect of discontinued operations; and (v) any Equity Interest of the Borrower or any Restricted Subsidiary in the undistributed earnings of a Person that is not a Restricted Subsidiary.
“Consolidated Net Funded Indebtedness” means, as of any date, (a) the outstanding Indebtedness of the Borrower and its Restricted Subsidiaries on such date of the kinds referred to in clauses (a), (b), (d), (g) and (h) (but only to the extent of any unreimbursed, drawn amounts outstanding under any such letters of credit or letters of guaranty) of the definition of Indebtedness and any Guaranty of such Indebtedness, determined on a consolidated basis in accordance with GAAP minus (b) an amount equal to any Unrestricted Cash as of such date.

“Consolidated Total Assets” means, as of any date, the total assets of the Borrower and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control Agreement” means a control agreement in form and substance satisfactory to the Administrative Agent necessary to cause the Administrative Agent to have “control” (within the meaning of Section 9-104 of the UCC) over such deposit or securities account.
“Controlled Entity” means (a) any of the Subsidiaries of the Borrower and any of their or the Borrower’s respective Affiliates and (b) any parent company of the Borrower and such parent company’s Affiliates.
“Current Assets” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all assets that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.
“Current Liabilities” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of the Obligations or any Indebtedness outstanding under the ABL Credit Agreement, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), and (c) accruals for current or deferred Taxes based on income or profits.
“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary or Joint Venture, Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Borrower or any Restricted Subsidiary to the extent securing otherwise Non-Recourse Debt of such Unrestricted Subsidiary or Joint Venture.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the SOFR Rate for the day (“Daily Simple SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is an U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR Rate is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. (New York City time) on the second U.S. Government Securities Business Day immediately following any Daily Simple SOFR Determination Day, the SOFR Rate in respect of such Daily Simple SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Adjusted Daily Simple SOFR has not occurred, then the SOFR Rate for such Daily Simple SOFR Determination Day will be the SOFR Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR Rate was published on the SOFR Administrator’s Website; provided further that the SOFR Rate as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in the SOFR Rate shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Data Security Requirements” means, collectively, all of the following to the extent relating to confidential or sensitive information, payment card data, Personal Information, or other protected information relating to individuals or otherwise relating to privacy, security, or security breach notification requirements and applicable to Borrower or the Restricted Subsidiaries: (i) Borrower or a Restricted Subsidiary’s own rules, policies, and procedures (whether physical or technical in nature, or otherwise), (ii) all applicable Laws and all industry standards applicable to Borrower’s industry, and

(iii) agreements Borrower or any of the Restricted Subsidiaries have entered into or by which it or they are bound.
“DDTL Funding Date” means, in the case of any Additional Committed Loan, the date the Lenders, as applicable, fund the Committed Borrowing of any Additional Committed Loan.
“Debt Refinancing” means the payment in full of all amounts borrowed under, and all obligations outstanding under, the Existing Credit Agreement, the termination of all commitments thereunder and the termination and the release of all guaranties in connection therewith.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Amounts” means any amounts offered to Lenders pursuant to Section 2.04(b) that are not accepted by the applicable Lenders in accordance with Section 2.04(b).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Committed Loans plus (c) 2% per annum; provided, however, that with respect to a SOFR Rate Committed Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Committed Loan plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Committed Loans within two Business Days of the date such Committed Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of the failure to satisfy one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing), or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to either effect (unless such writing or public statement relates to such Lender’s obligation to fund a Committed Loan hereunder and states that such position is based on the failure to satisfy a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through

(d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination. Notwithstanding anything to the contrary contained herein, in no event shall Silver Point or any of its Affiliates or Approved Funds be considered a Defaulting Lender for any purpose under Section 10.01 (or defined terms used therein) to the extent that Silver Point (together with its Affiliates and Approved Funds) has 50% or more of the Aggregate Commitments and Total Outstandings at such time.
“De Minimis Accounts” has the meaning specified in the Security Agreement.
“Deposit Account” has the meaning assigned to such term in the Security Agreement.
“Deposit Account Control Agreement” has the meaning assigned to such term in the Security Agreement.
“Disclosure Documents” has the meaning specified in Section 5.03.
“Disposition” means the sale, lease, transfer or other disposition, including by way of merger, of any assets, including Capital Stock of Restricted Subsidiaries; provided, however, that the following shall not constitute Dispositions:
(a)    a Restricted Payment that does not violate Section 7.11 of this Agreement; and
(b)    the consummation of a Permitted Investment, including, without limitation, unwinding any obligations under Hedging Contracts.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable (other than for Capital Stock which does not constitute Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock (other than for Capital Stock which does not constitute Disqualified Stock), in whole or in part, on or prior to the date that is 91 days after the date on which the Committed Loans mature (in each case except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Committed Loans and all other Obligations that are then due and payable and the termination of the Commitments); provided that, if such Equity Interests are issued under any plan for the benefit of employees of the Borrower or any Subsidiary thereof, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower or any Subsidiary thereof in order to satisfy applicable statutory or regulatory obligations.
“Divestiture” means the divesture by the Borrower or any Restricted Subsidiary of either (a) sufficient Equity Interests of a Restricted Subsidiary to cause it no longer to be a Subsidiary or (b) substantially all of the assets or operations of a Restricted Subsidiary or a division or line of business of the Borrower or a Restricted Subsidiary.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S. (other than (i) a FSHCO and (ii) a Subsidiary of a CFC but only for so long as the provision of a Subsidiary Guaranty by any FSHCO or a Subsidiary of a CFC shall result in materially adverse U.S. federal income tax consequences (as determined by the Administrative Agent in good faith consultation with the Borrower (it being agreed and understood that (i) such materially adverse U.S. federal income tax consequences exist as of the Closing Date and (ii) any potential adverse tax consequence in excess of $250,000 (as determined by the Borrower’s external tax advisors) shall be deemed to be materially adverse))).

“EBITDA” means, for any period, without duplication, the sum of Consolidated Net Earnings for such period plus, to the extent deducted in calculating Consolidated Net Earnings: (i) Interest Expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Committed Loans); (ii) federal, state and foreign income tax expense; (iii) depreciation, depletion and amortization expenses; (iv) any other noncash charges or losses (including non-cash stock option costs and non-cash losses on the sale of assets); and (v) any extraordinary, unusual, or non-recurring expenses, losses or charges, and minus, to the extent included in determining Consolidated Net Earnings for such period, any non-cash, extraordinary, unusual or non-recurring income or gains; provided that, for purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of any financial ratio, if at any time during such Reference Period (x) the Borrower or any Restricted Subsidiary has made an Acquisition or Divestiture in an amount greater than $5,000,000, then EBITDA for such Reference Period shall be calculated after giving effect to such Acquisition or Divestiture on a Pro Forma Basis as if it had occurred on the first day of such Reference Period, and after giving effect to any credit received for costs and savings associated with such transaction that are permitted by the Securities and Exchange Commission to be included in pro forma financial statements filed therewith; or (y) a Subsidiary is redesignated as either an Unrestricted Subsidiary or a Restricted Subsidiary, then EBITDA for such Reference Period shall be determined after giving effect to such redesignation on a Pro Forma Basis as if it had occurred on the first day of such Reference Period.
“ECF Percentage” has the meaning specified in Section 2.04(b)(i).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment, including but not limited to those related to wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.
“EPC Contract” means one or more engineering, procurement and construction contracts or other similar construction contracts entered into between the Borrower or another Loan Party, on the one hand,

and the applicable contractor or supplier selected by the Borrower or such Loan Party, on the other hand, with respect to the construction of the Arkansas Bromine Processing Facility.
“Equipment Re-Deployment Transaction” means a transaction or series of transactions pursuant to which the Borrower or another Loan Party leases, subleases, conveys or otherwise Disposes of equipment and related assets to a Restricted Subsidiary for active use or sale by a Restricted Subsidiary and pursuant to which such Restricted Subsidiary pays for such equipment and related assets, in each case in the ordinary course of business.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Borrower under section 414(b), (c), (m) or (o) of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, for any fiscal year, an amount equal to:
(a)    the sum, without duplication, of:
(i)    Consolidated Net Earnings for such period;
(ii)    the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Earnings (excluding, at the option of the Borrower, any such non-cash charge to the extent that it represents an accrual or reserve for a potential cash charge in the immediately succeeding 12-month period (the foregoing, a “Projected Accrual”) or amortization of a prepaid cash gain that was paid in a prior fiscal year; provided, that (A) the amounts to be excluded pursuant to this clause (a)(ii) shall be documented and reasonably quantified and shall not exceed $5,000,000 in any fiscal year and (B) to the extent any Projected Accrual is excluded but such cash charge is not subsequently paid within such 12-month period, the amount of such Projected Accrual will be added to Consolidated Net Earnings in the following fiscal year);
(iii)    the amount of the decrease, if any, in Consolidated Adjusted Working Capital for such fiscal year; and
(iv)    the aggregate amount of non-cash losses on the Disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Earnings; minus
(b)    the sum, without duplication, of:
(i)    the amount of all non-cash credits included in arriving at such Consolidated Net Earnings;
(ii)    Capital Expenditures made by the Borrower and its Restricted Subsidiaries in cash during such fiscal year, in each case, to the extent financed with Internally Generated Cash;

(iii)    the aggregate amount of all regularly scheduled or mandatory principal payments of funded Indebtedness (including, without limitation, the Committed Loans) made by the Borrower and its Restricted Subsidiaries in cash during such fiscal year (other than in respect of any revolving credit facility unless there is an equivalent scheduled permanent reduction in commitments thereunder), in each case, to the extent paid with Internally Generated Cash;
(iv)    the amount of the increase, if any, in Consolidated Adjusted Working Capital for such fiscal year; and
(v)    the aggregate amount of non-cash gains on the Disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Earnings.
“Excluded Assets” has the meaning specified in the Security Agreement.
“Excluded Deposit Accounts” has the meaning specified in the Security Agreement.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Committed Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Committed Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means the Credit Agreement dated as of September 10, 2018 among the Borrower, the lenders from time to time party thereto, and Wilmington Trust, National Association, as administrative agent, as amended, restated, supplemented, refinanced or reduced from time to time.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Borrower in the case of amounts of $25,000,000 or more for such transaction or a series of related transactions and otherwise as reasonably determined in good faith by an officer of the Borrower (unless otherwise provided in this Agreement).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for the purposes of this Agreement.
“Fee Letter” means that certain Fee Letter, dated as of the date hereof, between the Administrative Agent and the Borrower.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or Adjusted Daily Simple Rate, as applicable. For the avoidance of doubt, the initial Floor for the Adjusted Term SOFR Rate and Adjusted Daily Simple Rate shall be 1.00%.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“FSHCO” means any Subsidiary of a Loan Party that holds Equity Interests (or Equity Interests and Indebtedness) of one or more Foreign Subsidiaries that are CFCs or FSHCOs and no other material business assets.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness)) of such Person guaranteeing or in effect guaranteeing any Indebtedness of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
(a)    to purchase such indebtedness or obligation or any property constituting security therefor;
(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that are regulated, classified or defined under any Environmental Law, the removal of which may be required by any Environmental Law, the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is restricted, prohibited or penalized by any Environmental Law or for which standards of conduct or liability may be imposed pursuant to any Environmental Law (including, without limitation, petroleum and petroleum byproducts, naturally occurring radioactive materials, per- and polyfluoroalkyl substances, produced water asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).
“Hedging Contracts” means, with respect to any specified Person:
(i)    interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;
(ii)    foreign exchange contracts and currency protection agreements;
(iii)    any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time;
(iv)    hedging agreements or arrangements relating to Equity Interests of the Borrower or any of its Restricted Subsidiaries entered into in connection with the issuance of convertible debt securities by the Borrower or any of its Restricted Subsidiaries; and
(v)    other agreements or arrangements designed to manage interest rates or interest rate risk or protect such Person or any of its Restricted Subsidiaries against fluctuations in commodity prices or currency exchange rates.
“Indebtedness” with respect to any Person means, at any time, without duplication,
(a)    all obligations of such Person for borrowed money;
(b)    all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;
(c)    all payment obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;
(d)    all payment obligations of such Person in respect of the deferred purchase price of property acquired by such Person (excluding trade accounts payable in the ordinary course of business and liabilities associated with customer prepayments and deposits, and including earn-out obligations to the extent such earn-out obligations become a liability on the balance sheet of such Person in accordance with GAAP);

(e)    all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;
(f)    all Guaranties of such Person of Indebtedness of others of the kinds referred to in clauses (a), (b), (d), (g) and (h) of this definition;
(g)    all liabilities appearing on such Person’s balance sheet in accordance with GAAP, subject to Section 1.03(c), in respect of Capital Leases;
(h)    all liabilities of such Person as an account party in respect of letters of credit and letters of guaranty;
(i)    all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;
(j)    all obligations of such Person in respect of Disqualified Stock and all obligations of such Person (other than the Borrower) in respect of any other preferred Equity Interests; and
(k)    all obligations of such Person in respect of Hedging Contracts.
Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For all purposes of this Agreement, (i) Indebtedness (other than Indebtedness under clauses (j) and (k)) shall be calculated at its stated principal amount, without regard to the effect of utilizing FASB No. 159 (Fair Value Option for Financial Assets and Financial Liabilities), (ii) Indebtedness under clause (j) shall be calculated as the maximum amount that the Borrower or any Restricted Subsidiary may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Equity Interests or portion thereof, plus accrued dividends and (iii) Indebtedness under clause (k) shall be calculated as the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Restricted Subsidiary would be required to pay if such Hedging Contract were terminated at such time.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Initial Committed Loans” has the meaning specified in Section 2.01.
“Intellectual Property” means all intellectual property rights of any kind and in all jurisdictions, including: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise (including all copyrights in software), and all registrations and applications for registration of copyright in the United States or any other country, including registrations, renewals and pending applications for registration (“Copyrights”); (ii) all letters patent of the United States or the equivalent thereof in any other country, and all applications for letters patent of the United States or the equivalent thereof in any other country, including certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants or issuances, and the right to make application for any of the foregoing, and all reissues, reexaminations, extensions, renewals continuations, continuations in part and divisionals thereof (“Patents”); (iii) all trademarks, service marks, corporate names, company names, business names, trade names, trade dress, logos, Internet domain names, other source or business identifiers, and all registrations and applications filed in connection therewith in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, and all goodwill associated therewith or symbolized thereby (“Trademarks”); (iv) all trade secrets and other proprietary or confidential business information, which may include inventions, invention disclosures, discoveries, know how, systems, processes, methods, data, business and marketing plans, and customer and vendor lists; and (v)  Internet domain names, social media handles and accounts.
“Intellectual Property Security Agreement” means that certain intellectual property security agreement, dated as of the date hereof, among the Borrower, the Administrative Agent, and each of the other Loan Parties party thereto, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.
“Interest Expense” means, for any period, total cash interest expense (including imputed interest on Capital Leases and amounts, both positive and negative, attributable to interest expense incurred under Swaps) accruing on Indebtedness of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Interest Payment Date” means, (a) as to any Committed Loan other than a Base Rate Committed Loan, the last day of each Interest Period applicable to such Committed Loan and the Scheduled Maturity Date; provided, however, that if any Interest Period for a SOFR Rate Committed Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Committed Loan, the last Business Day of each March, June, September and December and the Scheduled Maturity Date.
“Interest Period” means, as to each SOFR Rate Committed Loan, the period commencing on the date such SOFR Rate Committed Loan is disbursed or converted to or continued as a SOFR Rate Committed Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a SOFR Rate Committed Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a SOFR Rate Committed Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Scheduled Maturity Date.
“Internally Generated Cash” shall mean cash generated from Borrower and its Restricted Subsidiaries’ operations and not representing (i) the Net Available Cash from any Disposition (other than Dispositions in the ordinary course of business) or Net Recovery Proceeds of any Recovery Event of Borrower or any Restricted Subsidiary, (ii) the proceeds of any issuance of (or contribution to) any Equity Interests or issuance or incurrence of any Indebtedness, in each case, of Borrower or any Restricted Subsidiary or (iii) any credit received by Borrower or any Restricted Subsidiary with respect to any trade-in of property for substantially similar property or any “like kind exchange” of assets.
“Inventory Transaction” means a transaction pursuant to which the Borrower or another Loan Party contributes or otherwise Disposes of inventory to one or more Restricted Subsidiaries that are not Loan Parties for the purpose of having a Restricted Subsidiary sell such inventory and pursuant to which such Restricted Subsidiary then dividends, distributes or pays 100% of the net proceeds of such sale to the Loan Parties thereafter, in each case, in the ordinary course of business.

“Investment” means, as to any Person, (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.
“IRS” means the United States Internal Revenue Service.
“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Borrower in which the Borrower or any of its Restricted Subsidiaries makes any Investment.
“Laws” means, collectively, any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Leverage Ratio” means the ratio of (a) Consolidated Net Funded Indebtedness as of the end of any fiscal quarter to (b) EBITDA for the 12 months then ended. Unless otherwise expressly provided for herein, EBITDA shall be calculated based on the financial statements of the Borrower for the most recently ended 12-month period delivered (or required to have been delivered) to the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b).
“License” means any licenses and any other agreement granting any right (or under which any Person agrees to refrain from exercising any right, including any covenant not to sue) with respect to any Intellectual Property (whether a Person is the grantor or grantee thereunder).
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“Liquidity” means, at any time, the sum of:
(a)    the aggregate amount of Availability (as defined in the ABL Credit Agreement) at such time as long as conditions to borrowing under the ABL Credit Agreement would be satisfied as of the applicable date of measurement (assuming delivery of the required borrowing notice);
(b)    the aggregate amount available to be borrowed under other revolving credit facilities of the Borrower and its Restricted Subsidiaries; provided that, such amount shall be limited, in the case of revolving credit facilities for which a Loan Party is not a borrower, to an amount not to exceed $20,000,000 in the aggregate; and
(c)    the aggregate amount of Unrestricted Cash at such time.
“Lithium Rights” means lithium and its derivatives of commercial value, including all concentrates, precipitates, beneficiated products, and solutions containing any of the aforementioned materials, derived or extracted from brine.
“Lithium Royalty Payments” means all payments, in cash or otherwise, received by the Borrower and its Restricted Subsidiaries with respect to royalties granted to the Borrower or any of Subsidiary

Guarantors in relation to the extraction, sale, transfer or other Disposition of Lithium Rights including pursuant to (i) that certain Option Agreement dated December 29, 2017, by and among TETRA Technologies, Inc., SWA Lithium LLC (as successor in interest to Arkansas Lithium Corp), and Standard Lithium Ltd., (ii) that certain License, Exploration and Option Agreement dated May 2, 2018, by and Among TETRA Technologies, Inc., California Lithium Ltd., and Standard Lithium Ltd., and (iii) any replacement, substitution or renewal of the agreements referred to in the foregoing clauses (i) and (ii).
“Loan Documents” means this Agreement, each Note, the Subsidiary Guaranty, the Collateral Documents, the Fee Letters, the Perfection Certificate, and all other material certificates, documents or instruments executed and delivered by the Loan Parties pursuant to this Agreement, as the foregoing may be amended from time to time.
“Loan Parties” means, collectively, the Borrower and each Subsidiary Guarantor.
“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Borrower and its Restricted Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Borrower and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Borrower and the Subsidiary Guarantors, taken as a whole, to perform their payment obligations under this Agreement and the other applicable Loan Documents, or (c) the validity or enforceability of this Agreement or the Subsidiary Guaranty.
“Material Domestic Subsidiary” means any Restricted Subsidiary that (a) is a Domestic Subsidiary and together with its own consolidated Restricted Subsidiaries, either (i) owns or holds assets with an aggregate value greater than two and one-half percent (2.5%) of the aggregate value of all the assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, or (ii) has gross revenues in excess of two and one-half percent (2.5%) of the gross revenues of the Borrower and its Restricted Subsidiaries on a consolidated basis, in each case based on the most recent consolidated financial statements of the Borrower; provided that if (x) the aggregate value of all the assets of all Domestic Subsidiaries that would not constitute Material Domestic Subsidiaries exceeds five percent (5%) of the aggregate value of all of the assets of the Company and its Restricted Subsidiaries, on a consolidated basis, or (y) the gross revenues of all Domestic Subsidiaries that would not constitute Material Domestic Subsidiaries exceeds five percent (5%) of the gross revenues of the Borrower and its Restricted Subsidiaries, on a consolidated basis, then in each case one or more of such excluded Domestic Subsidiaries shall for all purposes of this Agreement be deemed to be Material Domestic Subsidiaries in descending order based on the aggregate value of their assets or their gross revenues until such excess has been eliminated, or (b) is a guarantor with respect to the ABL Credit Agreement or any other Indebtedness of any Loan Party incurred pursuant to Section 7.02(o) or Material Indebtedness of any Loan Party incurred pursuant to Section 7.02(t) (or any such Indebtedness guaranteed by a Loan Party). Notwithstanding anything in this definition to the contrary, (i) no UK Borrower shall be deemed to be a Material Domestic Subsidiary for purposes of this Agreement or any other Loan Document solely on account of it being a borrower (and the Loan Parties providing guarantees thereof) under the ABL Credit Agreement and (ii) no Restricted Subsidiary that is or has become a Guarantor shall fail to constitute a Material Domestic Subsidiary or otherwise be released from its Subsidiary Guaranty on account of failing to meet the requirements of clause (a) or clause(b) above.
“Material Indebtedness” means Indebtedness (other than the Committed Loans) of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the obligations of the Loan Parties or any of their Restricted Subsidiaries in respect of any Hedging Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Restricted Subsidiary would be required to pay if such Hedging Contract were terminated at such time.

“Material Intellectual Property” means all Intellectual Property that is material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole.
“Material License” means all Licenses granting any Person any right related to any Intellectual Property, to which Borrower or any of its Restricted Subsidiaries is a party or otherwise bound that is material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, other than Licenses granted to customers on a non-exclusive basis in the ordinary course of business.
“Material Real Property” means, collectively, (i) the fee owned real property of the Loan Parties listed on Schedule 1.01(c); (ii) upon any Committed Borrowing of Additional Committed Loans, the Arkansas Bromine Processing Facility; and (iii) any other fee owned real property of a Loan Party with a Fair Market Value in excess of $4,000,000 (as reasonably determined by the Borrower in good faith as of the date such real property is acquired or constructed and as reasonably determined from time to time as reflected in the officer’s certificate required by Section 6.02(a) to be delivered concurrently with financial statements pursuant to Section 6.01(b)) (it being understood that such Fair Market Value determination for any such real property may be based upon the aggregate sum of (a) the Fair Market Value of such fee owned real property (without giving effect to any improvements thereon) and (b) the replacement value of the improvements on such real property, if any, assigned by the Borrower to such real property for purposes of any determination after the date of acquisition or construction of such real property). For the avoidance of doubt, any real property that is or becomes subject to a Lien in favor of the Administrative Agent shall not cease to be Material Real Property or be released from the Lien in favor of the Administrative Agent on account of such real property failing to meet the requirements of any of clause (i), clause (ii) or clause (iii) at any time.
“Maximum Facility Amount” means $265,000,000.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“Net Available Cash” from a Disposition of assets means cash payments received as proceeds from such Disposition, net of:
(a)    all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Disposition;
(b)    all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Disposition; and
(c)    the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Disposition and retained by the Borrower or any Subsidiary after such Disposition; and
(d)    amounts applied to the repayment of Indebtedness secured by a Lien ranking senior in priority to any Lien of the Administrative Agent on the property subject to such Disposition in accordance with the terms of such Indebtedness.
“Net Debt Issuance Proceeds” means an amount equal to, with respect to any incurrence of any Indebtedness of the Borrower or any Restricted Subsidiary, the cash payments received by the Borrower or any of the Restricted Subsidiaries from such incurrence of Indebtedness, less all legal, accounting, investment banking, commissions and other fees and expenses incurred in connection with or related to such incurrence of Indebtedness.

“Net Recovery Proceeds” means, with respect to any Recovery Event, an amount equal to the cash payments received by the Borrower or any of the Restricted Subsidiaries from such Recovery Event, net of (i) reasonable costs and expenses associated therewith, including fees and expenses of attorneys, accountants, insurance adjusters, appraisers, environmental consultants, engineers, architects and other professionals and consultants, (ii) any tax liability arising therefrom and (iii) amounts applied to the repayment of Indebtedness secured by a Lien ranking senior in priority to any Lien of the Administrative Agent on the property subject to such Recovery Event in accordance with the terms of such Indebtedness.
“Non-Recourse Debt” means Indebtedness:
(a)    as to which neither the Borrower nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, Subsidiary Guaranty, indemnity, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise, in each case of clauses (i) and (ii) above, except for Customary Recourse Exceptions; and
(b)    no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary or Joint Venture, as applicable) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Committed Loans) of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit B.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Committed Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” has the meaning specified in Section 5.15(a).
“OFAC Listed Person” has the meaning specified in Section 5.15(a).
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Committed Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13).
“Outstanding Amount” means with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans occurring on such date.
“Participant” has the meaning specified in Section 10.06(b).
“Participant Register” has the meaning specified in Section 10.06(d).
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Perfection Certificate” means that certain Perfection Certificate dated as of the date hereof, executed by the Loan Parties and addressed to the Administrative Agent.
“Permitted ABL Assignee” means (i) at any time an “Event of Default” under the ABL Credit Agreement is not continuing, commercial banks that originate asset-based credit facilities or otherwise make commercial loans under asset-based credit facilities in the ordinary course of business (excluding hedge funds and affiliates of hedge funds) and (ii) at any time after the occurrence and during the continuance of an “Event of Default” under the ABL Credit Agreement, any Person that does not constitute a “Disqualified Lender” (as defined in the Term/ABL Intercreditor Agreement), subject to the right of the Term Loan Representative (as defined in the Term/ABL Intercreditor Agreement) to provide or update the list of “Disqualified Lenders” pursuant to the terms of the Term/ABL Intercreditor Agreement.
“Permitted Investments” means:
(a)    any Investment in the Borrower or any other Loan Party and any Investment made by any non-Guarantor Restricted Subsidiary in any other Non-Guarantor Restricted Subsidiary;
(b)    any Investment in Cash Equivalents;
(c)    any Investment by the Borrower or any other Loan Party in a Person if, concurrently with such Investment:
(i)    such Person becomes a Loan Party; or
(ii)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its property or assets to, or is liquidated into, the Borrower or any other Loan Party;
(d)    any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets that was made pursuant to and in compliance with Section 7.06;
(e)    any Investment in any Person (except to the extent of cash payments in lieu of fractional shares) in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Borrower or made with the proceeds of an issuance of Equity Interests (other than Disqualified Stock) of the Borrower;
(f)    any Investment received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by, or other transfer of title to, the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment in default, or (ii) litigation, arbitration or other disputes;

(g)    Investments represented by obligations under Hedging Contracts permitted under Section 7.17;
(h)    Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other deposits made in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries;
(i)    advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;
(j)    loans or advances to officers, directors or employees made in the ordinary course of business or consistent with past practice of the Borrower or any Restricted Subsidiary in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding;
(k)    Investments made with Declined Amounts so long as no Default or Event of Default exists at the time of such Investment or would immediately result therefrom;
(l)    receivables owing to the Borrower or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances;
(m)    any Investment (i) existing on the Closing Date or (ii) made pursuant to binding commitments existing on the Closing Date and, in each case, disclosed on Schedule 1.01(a) hereto;
(n)    surety and performance bonds and workers’ compensation, utility, lease, tax,
(o)    performance and similar deposits and prepaid expenses in the ordinary course of business;
(p)    Guaranties by the Borrower or any of its Restricted Subsidiaries of operating leases (other than obligations with respect to Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any such Restricted Subsidiary in the ordinary course of business;
(q)    Investments held by any Person that becomes a Restricted Subsidiary after the Closing Date or of any Person merged into or consolidated with the Borrower or any Restricted Subsidiary after the Closing Date pursuant to a transaction otherwise permitted under this Agreement, to the extent that such Investments were not made in contemplation of or in connection with such merger or consolidation;
(r)    Investments received as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment in default;
(s)    [reserved]
(t)    so long as no Default or Event of Default has occurred and is continuing, any Investment in any Person in an aggregate amount equal to the aggregate amount of all Lithium Royalty Payments received in cash by the Borrower and its Restricted Subsidiaries since the Closing Date;
(u)    so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, Investments in the Arkansas JV (or any Person directly or indirectly holding Equity Interests therein) made on or prior to the third anniversary of the Closing Date in an aggregate amount not to exceed $35,000,000; and
(v)    so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Investments in any Person (including Investments in any Unrestricted Subsidiary or Joint Venture) to the extent that after giving effect to the making of such Investments on a Pro Forma Basis, together with all other Investments then outstanding under this clause (v), on the date such Investment is made and all related transactions are consummated, the aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) of such Investments does not exceed the greater of (i) $44,000,000 and (ii) forty percent (40%) of EBITDA of the Borrower, determined on a consolidated basis, for the twelve (12) month period ending on the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Sections 6.01(a) and 6.01(b);
“Permitted Refinancing Indebtedness” means any Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than the Committed Loans) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, refund, discharge or otherwise retire for value, in whole or in part (collectively, a “Refinancing,” and the term “Refinanced” has a correlative meaning) any other Indebtedness of the Borrower or any of its Restricted Subsidiaries in a principal amount (or accreted value, if applicable) not to exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus the amount of premiums, if any, accrued interest, and fees, costs and expenses paid in connection therewith).
Notwithstanding the preceding, no Indebtedness will be deemed to be Permitted Refinancing Indebtedness, unless:
(a)    such Indebtedness, has a final maturity date no earlier than the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) 91 days after the Scheduled Maturity Date;
(i)    such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced;
(ii)    if the Indebtedness being Refinanced is contractually subordinated or otherwise junior in right of payment to the Committed Loans or the Subsidiary Guaranty, such Indebtedness (and any related Guaranty) is contractually subordinated or otherwise junior in right of payment to the Committed Loans or the Subsidiary Guaranty on terms at least as favorable to the Lenders as those contained in the documentation governing such Indebtedness;
(iii)    such Indebtedness is incurred or issued by the Borrower or by a Restricted Subsidiary who, in each case, is the obligor on the Indebtedness being Refinanced; provided that a Restricted Subsidiary that is also a Subsidiary Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Borrower, regardless of whether such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being Refinanced;
(iv)    with respect to any Refinancing of the ABL Credit Agreement, such Indebtedness shall be provided by lenders that are commercial banks and shall otherwise constitute and satisfy the requirements described under ABL Credit Agreement;
(v)    the terms and conditions of such Indebtedness do not prohibit payments of interest and principal to the Lenders as and when due hereunder; and
(vi)    the assets or property that secure the Permitted Refinancing Indebtedness are limited to the assets or property securing the Indebtedness being Refinanced (plus improvements and accessions thereon and proceeds in respect thereof).
“Permitted Swap Transaction” means any substantially contemporaneous (and in any event occurring within thirty (30) days of each other) purchase and sale or exchange of any brine leases or other brine interests constituting Arkansas Brine Assets between any Loan Party (or, prior to any Committed Borrowing of Additional Committed Loans, any Subsidiary) and another Person effected on a cashless basis (or with only a de minimis amount of cash); provided that (i) the Fair Market Value of such brine leases or other brine interests (together with any cash) traded or exchanged by such Loan Party (or, prior to any Committed Borrowing of Additional Committed Loans, such Subsidiary) (together with any cash) is reasonably equivalent to the Fair Market Value of the assets to be received by the Loan Parties (or, prior to any Committed Borrowing of Additional Committed Loans, such Restricted Subsidiary), (ii) to the extent the brine leases or other brine interests being sold or exchanged were located in the TETRA Evergreen Brine Unit, such acquired brine leases or other brine interests shall be located in the TETRA Evergreen Brine Unit and (iii) no Permitted Swap Transaction shall materially impair access by the Loan Parties (or, prior to any Committed Borrowing of Additional Committed Loans, any Subsidiary) to the Arkansas Bromine Interests.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Borrower or any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate may have any liability.
“Person” means any natural person, corporation, limited liability company (or series thereof), trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Personal Information” means, in addition to any definition for “personal information” or any similar term (e.g., “personal data” or “personally identifiable information”) provided by applicable Law or by Borrower or any of the Restricted Subsidiaries in any of its or their privacy policies, notices or contracts, all information that directly or indirectly can be used to identify, is related to, describes, is reasonably capable of being associated with, or could reasonably be linked with a particular individual or household.
“Phase I ESA” means a Phase I Environmental Site Assessment prepared by a licensed environmental consultant.
“Phase II ESA” means a Phase II Environmental Site Assessment prepared by a licensed environmental consultant.
“Platform” means IntraLinks or another similar electronic system.
“Prepayment Acceptance Notice” has the meaning specified in Section 2.04(b)(v).
“Prepayment Amount” has the meaning specified in Section 2.04(c).
“Prepayment Offer” has the meaning specified in Section 2.04(b)(v).
“Pro Forma Basis” means, in connection with any calculation of compliance with any financial covenant or term, the calculation thereof after giving effect on a pro forma basis to the change in such calculation required by the applicable provision hereof, and otherwise on a basis in accordance with GAAP as used in the preparation of the latest financial statements provided pursuant to Section 6.01(a) and 6.01(b) and otherwise reasonably satisfactory to the Required Lenders; provided, however, in respect of any determination to be calculated on a Pro Forma Basis to give effect to any Indebtedness incurrence or issuance, the proceeds of such Indebtedness shall not be counted for purposes of determining the amount of Unrestricted Cash as of such date.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any Restricted Subsidiary, but excluding all identifiable amounts constituting compensation for lost earnings or revenues.
“Reference Period” has the meaning specified in the defined term “EBITDA”.
“Refinancing” and “Refinanced” have the meaning specified in the definition of Permitted Refinancing Indebtedness.
“Register” has the meaning specified in Section 10.06(c).

“Related Businesses” means the lines of business in which the Borrower and the Subsidiaries are engaged, as described in the public filings of the Borrower with the Securities and Exchange Commission through the Closing Date, together with those businesses that are reasonably related thereto.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York or, in each case, any successor thereto.
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Required Lenders” means, as of any date of determination, (i) to the extent Silver Point (together with the Approved Assignees and each of their respective Affiliates and Approved Funds) has 100% of the Aggregate Commitments and Total Outstandings, Silver Point and (ii) to the extent Silver Point (together with the Approved Assignees and each of their respective Affiliates and Approved Funds) has less than 100% of the of the Aggregate Commitments and Total Outstandings, two or more unaffiliated Lenders having 50% or more of the Aggregate Commitments and Total Outstandings or, if the commitment of each Lender to make Committed Loans have expired or been terminated, unaffiliated Lenders holding in the aggregate 50% or more of the Total Outstandings; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means any Senior Financial Officer and any other officer of the Borrower with responsibility for the administration of the relevant portion of this Agreement. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Investment” means any Investment other than a Permitted Investment.
“Restricted Payment” has the meaning specified in Section 7.11(a).
“Restricted Subsidiary” means any Subsidiary (a) of which at least a majority of the voting securities are owned by the Borrower and/or one or more Restricted Subsidiaries and (b) that the Borrower has not designated an Unrestricted Subsidiary by notice in writing given to the Administrative Agent pursuant to Section 7.08.
“Sale and Leaseback Transaction” has the meaning specified in Section 7.16.
“Sanctions” means any international economic sanction administered or enforced by the United States Government (including, without limitation, the Office of Foreign Assets Control), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Sanctioned Country” means any country or territory to the extent that such country or territory itself is the subject of any Sanctions.
“Sanctioned Person” has the meaning specified in Section 5.15(a).
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Scheduled Maturity Date” means the date that is six (6) years after the Closing Date; provided, however, that if such date is not a Business Day, the Scheduled Maturity Date shall be the immediately preceding Business Day.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.
“Securities Account” has the meaning assigned to such term in the Security Agreement.
“Securities Account Control Agreement” has the meaning assigned to such term in the Security Agreement.
“Security Agreement” means that certain Security Agreement, dated as of the date hereof, among the Borrower, the Administrative Agent, and each of the other Loan Parties party thereto, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.
“Security Incident” means any (i) breach of security, phishing incident, ransomware or malware attack affecting any Systems, or (ii) incident in which confidential information or Personal Information was or may have been accessed, disclosed, destroyed, processed, used, or exfiltrated in an unauthorized manner (whether any of the foregoing was possessed or controlled by Borrower or any of the Restricted Subsidiaries or by another Person on behalf of Borrower or any of the Restricted Subsidiaries).
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Borrower, or other officer of the Borrower with equivalent duties.
“Shared Facilities Contracts” means all material contracts and agreements between the Borrower and Loan Parties, on the one hand, and any Affiliate thereof formed in connection with the Arkansas JV, on the other hand, relating to the construction, use and maintenance of infrastructure and other fixed assets to be used jointly by the Arkansas Bromine Processing Facility and any lithium processing facility to be constructed in connection with the Arkansas JV (collectively the “Shared Facilities”).
“Silver Point” means Silver Point Finance, LLC and any of its Affiliates and Approved Funds.
“SOFR Rate” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the Federal Reserve Bank of New York’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Rate Committed Loan” means a Committed Loan that bears interest at a rate based on the Adjusted Term SOFR Rate other than pursuant to clause (c) of the definition of “Base Rate”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including contingent liabilities) beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Amount” has the meaning specified in Section 4.02(d).
“Specified Event” has the meaning specified in Section 8.02.
“Specified Limitations” means, notwithstanding anything to the contrary contained in this Agreement or in any other provision of any Loan Document:
(a)    any Indebtedness incurred under the ABL Credit Agreement shall only be permitted to be incurred pursuant to Section 7.02(b) and must, at all times, satisfy the requirements of Section 7.02(b) and shall only be permitted to be secured by Liens permitted pursuant to Section 7.04(a);
(b)    no Unrestricted Subsidiary or Controlled Affiliate (other than the Borrower or a Restricted Subsidiary) shall be permitted to hold or be a lender of any Indebtedness for borrowed money of the Borrower or any Restricted Subsidiary (with or without recourse to any of the assets of the Borrower or any Restricted Subsidiary as security for such Indebtedness);
(c)    no Unrestricted Subsidiary, Joint Venture or Controlled Affiliate (other than the Borrower or a Restricted Subsidiary) shall be liable for any Indebtedness for borrowed money of the Borrower or any Restricted Subsidiary (with or without recourse to any of the assets of the Borrower or any Restricted Subsidiary as security for such Indebtedness);
(d)    no Unrestricted Subsidiary, Joint Venture or Controlled Affiliate (other than the Borrower or a Restricted Subsidiary) shall own, directly or indirectly, Capital Stock of any Restricted Subsidiary;
(e)    no Loan Party nor any Restricted Subsidiary may make or permit to remain outstanding any intercompany loan or advance to (or enter into or be party to any similar arrangement with) any Loan Party or Restricted Subsidiary unless (i) all such obligations owing to any non-Loan Party Restricted Subsidiary shall be subordinated to the repayment in full of the obligations under the Loan Documents in accordance with the terms of the Global Intercompany Note and (ii) such Indebtedness is not incurred directly or indirectly for the purpose of providing credit enhancement in favor of third-party Indebtedness of any non-Loan Party Restricted Subsidiary;
(f)    (i) no Restricted Subsidiary that is not a Loan Party shall be permitted to guarantee, provide security for or otherwise be obligated on any Indebtedness of a Loan Party incurred pursuant to Section 7.02(o) or Material Indebtedness incurred pursuant to Section 7.02(t) unless such Restricted Subsidiary shall also guarantee the Obligations and (ii) no Loan Party shall be permitted to guarantee, provide security for or otherwise be obligated on any Indebtedness of a Restricted Subsidiary that is not a Loan Party other than (x) guarantees by the Loan Parties of the U.K. Obligations (as defined in the ABL Credit Agreement as in effect on the date hereof) of the U.K. Credit Parties (as defined in the ABL Credit Agreement as in effect on the date hereof), (y) guarantees otherwise permitted by Section 7.02(e) and (z) guarantees and other credit support provided in the ordinary course of business in respect of Indebtedness of Restricted Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time;
(g)    No Indebtedness incurred pursuant to Section 7.02(o) or Material Indebtedness incurred pursuant to Section 7.02(t) or Permitted Refinancing Indebtedness in respect thereof shall have a scheduled principal payment date, final scheduled maturity date or mandatory prepayment date (other than, in the case of mandatory prepayments, any mandatory prepayments that are subject to the prior payment in full of the Obligations) any earlier than 91 days after the Scheduled Maturity Date;
(h)    the aggregate outstanding principal amount of Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties pursuant to Section 7.02 (other than Section 7.02(d)) shall not exceed $20,000,000 at any one time;

(i)    except as otherwise agreed by the Lenders, the Borrower will not, and will not permit any other Loan Party to incur any Indebtedness that (i) is senior in right of payment (including via any “first-out” collateral proceeds waterfall or similar structure) to the Obligations (excluding the Obligations (as defined in the ABL Credit Agreement) to the extent set forth in the Term/ABL Intercreditor Agreement) or (ii) is expressed to be secured by the Collateral (except with respect to the ABL Priority Collateral) on a senior basis to the Obligations (other than Indebtedness permitted pursuant to Section 7.02(f));
(j)    the Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to ABL Priority Collateral that is junior to the Liens securing the Obligations (as defined in the ABL Credit Agreement) unless such Lien is also junior to the Liens on the ABL Priority Collateral securing the Obligations to at least the same extent, and on the same terms, as such Lien is junior to the Liens on the ABL Priority Collateral securing the Obligations (as defined in the ABL Credit Agreement);
(k)    no Indebtedness shall be permitted to be secured on a pari passu basis with the Liens securing the Obligations and if any Indebtedness for borrowed money incurred pursuant to Section 7.02 shall be secured by a Lien on any Collateral that is junior in priority to the Lien on the Collateral securing the Obligations, such junior Lien shall, if requested by the Administrative Agent, be subject to an intercreditor agreement in form and substance acceptable to the Administrative Agent;
(l)    the Borrower and the Subsidiary Guarantors shall not sell or otherwise transfer any material asset to any Restricted Subsidiary that is not a Loan Party other than (i) in the case of intellectual property, pursuant to a non-exclusive license in the ordinary course of business on customary terms, (ii) pursuant to Section 7.06(l), (iii) pursuant to an Inventory Transaction or Equipment Re-Deployment Transaction or (iv) cash and Cash Equivalents;
(m)    the Borrower and its Restricted Subsidiaries shall not be permitted to (A) make any Investment in any Unrestricted Subsidiary or Joint Venture after the Closing Date other than Investments consisting of (x) the Arkansas Brine Assets (excluding the Arkansas Bromine Assets from and following any borrowing of Additional Committed Loans), (y) cash or Cash Equivalents or (z) solely in respect of Joint Ventures, other assets with a Fair Market Value in an amount not to exceed $2,500,000 in the aggregate, (B) designate any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date or convert any Restricted Subsidiary into a Joint Venture to the extent such Restricted Subsidiary owns any assets other than (x) the Arkansas Brine Assets (excluding the Arkansas Bromine Assets from and following any borrowing of Additional Committed Loans) or (y) cash or Cash Equivalents, (C) form any Joint Venture or allow a Joint Venture to exist other than for bona fide business operational purposes and not, for example, for so called liability management purposes;
(n)    in determining the amount of any Investment under Section 7.11 or for purposes of the definition of Permitted Investment: (x) the amount of each Investment constituting a loan or advance made in cash shall be calculated as the principal amount thereof then remaining unpaid and (y) the amount of each other Investment shall be calculated as the original Fair Market Value thereof (regardless of any subsequent appreciation or depreciation therein), minus all returns of principal, capital, dividends, distributions and other cash returns thereof so long as such returns of principal, capital, dividends, distributions and other cash returns are not funded with proceeds from any Indebtedness of any Unrestricted Subsidiary, Joint Venture or Restricted Subsidiary that is not a Loan Party (in each case, other than, for the avoidance of doubt, any of the foregoing that occur concurrently or substantially concurrently with such an Investment unless occurring in the ordinary course of business); provided that in no event shall such reductions reduce the amount of any Investment to less than $0 (with the determination of the Fair Market Value of any non-cash components of such calculation being made in good faith by the Borrower); and
(o)    Restricted Payments of the type described in clauses (i) through (iii) of the definition thereof shall only be permitted to be made in the form of cash or Cash Equivalents (other than any (i) Restricted Payments from a Wholly-Owned Restricted Subsidiary to the Borrower or another Wholly-Owned

Restricted Subsidiary, (ii) Restricted Payments from a Loan Party to another Loan Party and (iii) Restricted Payments in the form of Equity Interests not constituting Disqualified Stock.
“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership, limited liability company or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Borrower.
“Subsidiary Guarantor” means any Subsidiary of the Borrower that executes and delivers, or becomes a party to, the Subsidiary Guaranty.
“Subsidiary Guaranty” means that certain Subsidiary Guaranty, dated as of the date hereof, among the Subsidiary Guarantors and the Administrative Agent, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.
“Subordinated Debt” means all unsecured Indebtedness of the Borrower or any Subsidiary Guarantor that has been subordinated on the terms and conditions set forth on Exhibit H or such other terms as approved by the Required Lenders, in their sole discretion, to all of the Obligations, whether now existing or hereafter incurred. Indebtedness shall not be considered as “Subordinated Debt” unless and until the Administrative Agent shall have received copies of the documentation evidencing or relating to such Indebtedness.
“Systems” means servers, hardware systems, software, firmware, websites, databases, circuits, platforms, peripherals networks and other computer, information technology, and telecommunication assets and equipment, including any data or information contained therein or transmitted thereby, including any outsourced systems and processes.
“Swap” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; but no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any Restricted Subsidiary shall be a Swap.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term/ABL Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Closing Date, by and among, the Administrative Agent, the ABL Administrative Agent and the Loan Parties from time to time party thereto, in substantially the form of Exhibit E or otherwise satisfactory to the Required Lenders.
“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Term SOFR Rate” means:
(a)    for any calculation with respect to a SOFR Rate Committed Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the CME Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the CME Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the CME Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day, and
(b)    for any calculation with respect to an Base Rate Committed Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the CME Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the CME Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the CME Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.
“Term SOFR Reference Rate” means the forward-looking term rate based on the SOFR Rate.
“TETRA Evergreen Brine Unit” means the Evergreen Brine Unit as established by Arkansas Oil and Gas Commission order No. BU-022-1-2023-04 dated October 17, 2023.
“Total Outstandings” means the aggregate Outstanding Amount of all Committed Loans.
“Type” means with respect to a Committed Loan, its character as a Base Rate Committed Loan or a SOFR Rate Committed Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UK Borrowers” has the meaning assigned to such term in the ABL Credit Agreement.
“UK Borrower Collateral” means all of the assets and properties of the UK Borrowers that constitute collateral security for Indebtedness outstanding under the ABL Credit Agreement.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Cash” means, at any time, the aggregate amount of cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries (unless such restriction is related to the Loan Documents or the ABL Loan Documents); provided that, (i) the aggregate amount of cash and Cash Equivalents of non-Loan Party Restricted Subsidiaries included in the calculation of “Unrestricted Cash” shall not exceed $20,000,000 and (ii) in no event shall any cash or Cash Equivalents be included in the calculation of “Unrestricted Cash” to the extent such cash or Cash Equivalents are held in accounts governed by or owned by any entity formed under the laws of any jurisdiction where the applicable Restricted Subsidiary is unable to repatriate or otherwise materially restricted from repatriating cash to the Loan Parties.
“Unrestricted Subsidiary” means (a) as of the Closing Date, the Subsidiaries of the Borrower listed as “Unrestricted Subsidiaries” on Schedule 5.04, (b) any Subsidiary of the Borrower that has been so designated by notice in writing given to the Administrative Agent (for distribution to the Lenders) and (c) any other Subsidiary of any Unrestricted Subsidiary now existing or hereafter formed or created.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(e)(ii)(B)(3).
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Voting Stock” means, with respect to any Person, any class of shares of stock or other Equity Interests of such Person having general voting power under ordinary circumstances to elect a majority of the board of directors or other managing entities, as appropriate, of such Person (irrespective of whether or not at the time stock of any other class or classes or other Equity Interests of such Person shall have or might have voting power by reason of the happening of any contingency).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(a)    the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(b)    the then outstanding principal amount of such Indebtedness.
“Wholly Owned Restricted Subsidiary” means, at any time, any Restricted Subsidiary 100% of all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Borrower and the Borrower’s other Wholly Owned Restricted Subsidiaries at such time.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on, or consent requirements of the Administrative Agent or Lenders with respect to, such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, Joint Venture or any other like term shall also constitute such a Person or entity).
(d)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
Section 1.03Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Administrative Agent); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)Capital Leases. Notwithstanding anything herein to the contrary, any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a Capital Lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a Capital Lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
Section 1.04Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, Term SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, the Benchmark, any component definition thereof or rates referred to in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, Term SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, Term SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, the Benchmark, any component definition thereof or rates referred to in the definition thereof, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate Term SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, the Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.05Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.06Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07Classification by Borrower. For purposes of determining compliance with any of the covenants set forth in Article VI or Article VII if, at the time of incurrence, any Lien, Investment, Indebtedness, Disposition, Restricted Payment or Affiliate transaction shall meet the criteria of one or more categories permitted under Article VI or Article VII, then, at the time of such incurrence, the Borrower shall determine, in its sole discretion, under which category such Lien (other than Liens under the Loan Documents), Investment, Indebtedness (other than Indebtedness in respect of the Obligations), Disposition, Restricted Payment or Affiliate transaction (or, in each case, any portion there) is permitted; provided, that in no event, once the Borrower has selected the category of any Investment, Indebtedness or Restricted Payment, shall the Borrower subsequently reclassify, at a later date, the category under which such transaction or incurrence is permitted.
Section 1.08Specified Limitations. Notwithstanding anything to the contrary contained herein, each covenant (together with all applicable provisions, exceptions and conditions) set forth in Article VII of this Agreement shall be subject in all respects to the Specified Limitations as set forth in Section 1.01.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01    Committed Loans.
Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans to the Borrower (i) on the Closing Date in an amount equal to each Lender’s pro rata share of $190,000,000 (any such loans, the “Initial Committed Loans”) and (ii) from time to time, on any Business Day following the Closing Date during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Additional Commitment (any such loans, the “Additional Committed Loans” and, together with the Initial Committed Loans, the “Committed Loans”); provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the lesser of (a) the Maximum Facility Amount and (b) the Aggregate Commitments and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender shall not exceed such Lender’s Commitment (it being understood that notwithstanding any original issue or other discount that reduces the amount funded on the date of any Committed Borrowing of Committed Loans, all calculations hereunder with respect to such Committed Loans, including the accrual of interest and the repayment or prepayment of principal, shall be based on 100% of the stated principal amount thereof). Amounts repaid or prepaid in respect of Committed Loans may not be re-borrowed. Committed Loans may be Base Rate Committed Loans or SOFR Rate Committed Loans, as further provided herein. Additional Committed Loans shall be in minimum increments of $10,000,000.
Section 2.02    Committed Borrowings, Conversions and Continuations of Committed Loans.
(a)Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of SOFR Rate Committed Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than (i) 12:00 noon three Business Days prior to the requested date of any Committed Borrowing of Initial Committed Loans to the extent consisting of SOFR Rate Committed Loans, any conversion to or continuation of SOFR Rate Committed Loans or any conversion of SOFR Rate Committed Loans to Base Rate Committed Loans, (ii) 12:00 noon one Business Day prior to the requested date of any Committed Borrowing of Initial Committed Loans to the extent consisting of Base Rate Committed Loans and (iii) 12:00 noon five Business Days prior to the requested date of any Committed Borrowing of Additional Committed Loans (or, in each case, at such later time as the Administrative Agent may agree to accept such notice in its discretion); provided, further, that that any Committed Loan Notice given in connection with any Committed Borrowing on the Closing Date (including any Committed Borrowing consisting of SOFR Rate Committed Loans) may be given not later than 2:00 p.m. three Business Days prior to the Closing Date; provided, however, that if the Borrower wishes to request SOFR Rate Committed Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:00 noon four Business Days prior to the requested date of such Committed Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Borrower may include an alternative Interest Period of one, three or six months with respect to such Committed Borrowing in any such notice which shall apply (automatically and without any further notice) in the event that one or more Lenders do not agree to such requested Interest Period. Not later than 12:00 noon, three Business Days before the requested date of such committed Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Committed Borrowing of, conversion to or continuation of SOFR Rate Committed Loans shall be in a principal amount of not less than $10,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of not less than $10,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice shall specify (A) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of SOFR Rate Committed Loans, (B) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Committed Loans to be borrowed, converted or continued, (D) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Committed Loans. Any such automatic conversion to Base Rate Committed Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Rate Committed Loans. If the Borrower requests a Committed Borrowing of, conversion to, or continuation of SOFR Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary contained in the foregoing, there shall be no more than seven Committed Loans at any one time outstanding.
(b)Following receipt of such Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Committed Loans described in the preceding subsection (a). In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction or waiver as provided under this Agreement of the applicable conditions set forth in Section 4.02 (and, if such Committed Borrowing is the initial Committed Borrowing, Section 4.01), the Administrative Agent shall promptly make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)Except as otherwise provided herein, a SOFR Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such SOFR Rate Committed Loan. During the existence of a Default, no Committed Loans may be requested as, converted to or continued as SOFR Rate Committed Loans without the consent of the Required Lenders.
(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for SOFR Rate Committed Loans upon determination of such interest rate. At any time that Base Rate Committed Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than six Interest Periods in effect with respect to Committed Loans.
Section 2.03    [Reserved].
Section 2.04    Prepayments.
(a)Voluntary Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty (but subject to Section 2.04(c) and Section 3.05(a)); provided that (i) such notice must be received by the Administrative Agent not later than 12:00 p.m. (A) three Business Days prior to any date of prepayment of SOFR Rate Committed Loans (or at such later time as the Administrative Agent may agree to accept such notice in its discretion) and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of SOFR Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if SOFR Rate Committed Loans are to be prepaid, the Interest Period(s) of such Committed Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, provided that any such notice may be contingent upon the consummation of a refinancing, acquisition, merger or disposition transaction and if such refinancing, acquisition, merger or disposition is not consummated on the date of repayment specified in such notice, such notice may be rescinded, or the date of repayment specified therein may be extended, upon further notice from the Borrower to the Administrative Agent. Any prepayment of a SOFR Rate Committed Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.14, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages; provided that to the extent the Borrower makes any voluntary prepayment of Committed Loans pursuant to this Section 2.04(a) in an amount that is less than the aggregate amount of Total Outstandings, then such voluntary prepayment shall be applied to reduce payments of the Committed Loans required pursuant to Section 2.06(a) and Section 2.07(b) on a pro rata basis.
(b)Mandatory Prepayments and Offers to Prepay. The Borrower shall make the following mandatory prepayments and offers to prepay:
(i)Solely to the extent the Payment Conditions (as defined in the ABL Credit Agreement as in effect on the date hereof) are satisfied as of the date any prepayment is due under this Section 2.04(b)(i), commencing with the fiscal year ending December 31, 2024, within five (5) Business

Days after financial statements have been delivered pursuant to Section 6.01(b) and the related officer’s certificate has been delivered pursuant to Section 6.02 for such fiscal year, the Borrower shall make an offer to the Lenders to prepay an aggregate principal amount of Committed Loans on a pro rata basis in an amount equal to (A) 50.0% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) any voluntary prepayments of Committed Loans during such fiscal year or during the period between the end of such fiscal year and the date by which any such prepayment is due (without duplication of any such credit in any prior or subsequent fiscal year) pursuant to Section 2.04(a); provided that (1) the ECF Percentage shall be 25.0% if the Leverage Ratio determined as of the last day of the fiscal year covered by such financial statements is less than 2.50 to 1.00 and greater than or equal to 2.00 to 1.00 and (2) the ECF Percentage shall be 0% if the Leverage Ratio determined as of the last day of the fiscal year covered by such financial statements is less than 2.00 to 1.00; provided, further, that notwithstanding anything to the contrary contained in the foregoing, in respect of any prepayment due under this Section 2.04(b)(i), but not made as a result of the Borrower’s failure to satisfy the Payment Conditions, such prepayment shall be fully due and payable on the first Business Day on which the Payment Conditions are satisfied (it being agreed and understood that the Borrower shall have an affirmative obligation to deliver a certificate to the ABL Administrative Agent in form and substance reasonably satisfactory to the ABL Administrative Agent demonstrating compliance with clause (b) of the definition of “Payment Conditions” in the ABL Credit Agreement (as in effect on the date hereof) on such date and the Borrower’s failure to deliver such certificate shall result in an immediate Event of Default under this Agreement).
(ii)No later than the fifth Business Day following the date of receipt by any Loan Party of any Net Available Cash from any Disposition permitted pursuant to Section 7.06(a)(iii) (to the extent any Loan Party receives Net Available Cash in excess of $1,000,000 from any such Disposition or series of related Dispositions), Section 7.06(g) or Section 7.06(n) (other than a Disposition of ABL Priority Collateral, the proceeds of which shall be applied in accordance with the ABL Credit Agreement), in each case, in excess of $5,000,000 in the aggregate in any fiscal year, the Borrower shall make an offer to the Lenders to prepay an aggregate principal amount of the Committed Loans on a pro rata basis in an amount equal to 100% of the amount of such Net Available Cash in excess of $5,000,000, and otherwise in accordance with Section 2.11); provided that if the Borrower shall, prior to the date of the required prepayment offer, deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower to the effect that the Borrower intends to cause the Net Available Cash with respect to such Disposition (or a portion of such Net Available Cash specified in such certificate) to be applied within 365 days after receipt of such Net Available Cash (or has entered into a binding agreement within such 365 day period to apply such Net Available Cash within 180 days of entering into such agreement) to acquire or construct real property, equipment or other assets to be used in the business of the Borrower or its Restricted Subsidiaries or to replace, improve or expand existing capital assets of the Borrower or its Restricted Subsidiaries (provided, that any Net Available Cash attributable to the Borrower or any Subsidiary Guarantor must be reinvested in assets of the Borrower or a Subsidiary Guarantor), then, as long as no Default or Event of Default is outstanding at any time during the reinvestment period, no prepayment shall be required pursuant to this paragraph in respect of such Net Available Cash (or the portion of such Net Available Cash specified in such certificate, if applicable) except to the extent that any such Net Available Cash has not been so applied by the end of such period, or if the Borrower decides to not so reinvest, at which time a prepayment shall be required in an amount equal to such Net Available Cash that has not been so applied.
(iii)No later than the fifth Business Day following the date of receipt by the Borrower or any Restricted Subsidiary of any Net Recovery Proceeds exceeding $10,000,000 in the aggregate in any fiscal year (other than any such Net Recovery Proceeds attributable to a Recovery Event with respect to ABL Priority Collateral, the proceeds of which shall be applied in accordance with the ABL Credit Agreement), the Borrower shall make an offer to the Lenders to prepay an aggregate principal amount of Committed Loans on a pro rata basis in an amount equal to 100% of the amount of such Net Recovery Proceeds in excess of $10,000,000, and otherwise in accordance with Section 2.11; provided that, in the case of any Recovery Event, if the Borrower shall, prior to the date of the required prepayment offer, deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower to the effect that the Borrower intends to cause the Net Recovery Proceeds with respect to such Recovery Event (or a portion of such Net Recovery Proceeds specified in such certificate) to be applied within 365 days after receipt of such Net Recovery Proceeds (or has entered into a binding agreement within such 365 day period to apply such Net Recovery Proceeds within 180 days of entering into such agreement) to acquire or construct real property, equipment or other assets to be used in the business of the Borrower or its Restricted Subsidiaries, to demolish, repair or restore the real property, equipment or other assets damaged as a result of a casualty or to replace, improve or expand existing capital assets of the Borrower or its Restricted Subsidiaries (provided, that any Net Available Cash attributable to the Borrower or any Subsidiary Guarantor must be reinvested in assets of the Borrower or a Subsidiary Guarantor), then, as long as no Default or Event of Default is outstanding at any time during the reinvestment period, no prepayment shall be required pursuant to this paragraph in respect of such Net Recovery Proceeds (or the portion of such Net Recovery Proceeds specified in such certificate, if applicable) except to the extent that any such Net Recovery Proceeds has not been so applied by the end of such period, or if the Borrower decides to not so reinvest, at which time a prepayment shall be required in an amount equal to such Net Recovery Proceeds that has not been so applied.
(iv)No later than the first Business Day following the date of receipt by the Borrower or any Restricted Subsidiary of any Net Debt Issuance Proceeds from the incurrence of any Indebtedness of the Borrower or any Restricted Subsidiary (other than with respect to any Indebtedness permitted to be incurred by Section 7.02), the Borrower shall apply such Net Debt Issuance Proceeds to the prepayment on a pro rata basis of Committed Loans in accordance with Section 2.11.
(v)The Borrower shall notify the Administrative Agent in writing of any requirement to make a mandatory offer to prepay Committed Loans required to be made by the Borrower pursuant to Sections 2.04(b)(i), 2.04(b)(ii) or 2.04(b)(iii) at least three Business Days prior to the date of such offer. Each such notice shall specify the date of such offer and provide a reasonably detailed calculation of the maximum amount of such offer. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s offer and of such Lender’s Pro Rata Share of such offer.
(vi)Each Lender may accept all or any portion of its pro rata portion of any offer to prepay the Committed Loans required to be made pursuant to this Section 2.04(b) (each such offer, a “Prepayment Offer”), by providing written notice (a “Prepayment Acceptance Notice”) to the Administrative Agent (with a copy to the Borrower) no later than 5:00 p.m. five Business Days after the date of such Lender’s receipt of the Prepayment Offer, which Prepayment Acceptance Notice shall specify the principal amount of the prepayment of Committed Loans being accepted by such Lender; provided that, if such Lender fails to specify the principal amount of the Committed Loans to be accepted pursuant to any such Prepayment Acceptance Notice delivered to the Administrative Agent, such Lender shall be deemed to have requested a prepayment in an amount equal to its pro rata portion of such Prepayment Offer. If a Lender fails to deliver a Prepayment Acceptance Notice to the Administrative Agent within the time frame specified above, such Lender shall be deemed to have requested a prepayment in an amount equal to its pro rata portion of such Prepayment Offer. The Borrower shall make any prepayments no later than five Business Days after expiration of the time period for acceptance by Lenders of Prepayment Offers. Any Declined Amounts remaining shall be retained by the Borrower and may be used for general corporate purposes or for any other purpose not expressly prohibited by this Agreement.
(vii)Each amount required to applied pursuant to this Section 2.04(b) shall be applied pro rata to repay the outstanding principal amount of Committed Loans in the inverse order of maturity of such Committed Loans.

(c)Call Protection. The Borrower shall pay the following premium in connection with any prepayment or repayment of the Committed Loans (including, for the avoidance of doubt, Additional Committed Loans) made pursuant to Section 2.04(a) or any acceleration of the Committed Loans (whether automatic, pursuant to notice or otherwise, and including upon any insolvency or bankruptcy proceeding) prior to the third-year anniversary of the Closing Date: (i) during the period commencing on the Closing Date, to (but excluding) the one-year anniversary of the Closing Date, a premium of 3.00% of the aggregate principal amount so prepaid, repaid or accelerated; (ii) during the period commencing on the one-year anniversary of the Closing Date to (but excluding) the two-year anniversary of the Closing Date, a premium of 2.00% of the aggregate principal amount so prepaid, repaid or accelerated; and (iii) during the period commencing on the two-year anniversary of the Closing Date to (but excluding) the three-year anniversary of the Closing Date, a premium of 1.00% of the aggregate principal amount so prepaid, repaid or accelerated (the amounts described in foregoing clauses (i)-(iii), collectively, the “Prepayment Amount”). No Prepayment Amount shall be payable in connection with any prepayment, repayment or acceleration of the Committed Loans on or after the three-year anniversary of the Closing Date.
Section 2.05    Termination or Reduction of Commitments.
The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon three Business Days prior to the date of termination or reduction (or at such later time as the Administrative Agent may agree to accept such notice in its discretion) and (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
Section 2.06    Repayment of Committed Loans.
(a)Subject to Section 2.04(a), on the last Business Day of each March, June, September and December, the Borrower shall repay to the Lenders the principal amount of Committed Loans outstanding on such date in an amount equal to (i) the Applicable Amortization Percentage multiplied by (ii) the sum of (x) the original principal amount of all Initial Committed Loans plus (y) the original principal amount of all Additional Committed Loans, in each case funded pursuant to Section 2.01 prior to such date.
(b)The Borrower shall repay to the Lenders on the Scheduled Maturity Date the remaining aggregate principal amount of Committed Loans outstanding on such date.
Section 2.07    Interest.
(a)Subject to the provisions of subsection (b) below, (i) each SOFR Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(i)Automatically during the continuance of any Event of Default under Sections 8.01(a), (b), (g) or (h), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(b)Interest on each Committed Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.08    Fees.
(a)Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to [***]% per annum times the actual daily amount by which Aggregate Commitments exceed the Outstanding Amount of Committed Loans. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears.
(b)Undrawn Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a nonrefundable undrawn fee calculated quarterly in arrears, in an amount equal to [***]% of the aggregate principal amount of the Commitments held by each Lender in respect of the Additional Committed Loans less the aggregate principal amount of Additional Committed Loans made by such Lender during the Availability Period, if any, and shall be due and payable on each Interest Payment Date. The undrawn fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met.
(c)Other Fees.
(i)The Borrower shall pay to the Administrative Agent fees in the amounts and at the times specified in the Fee Letter(s). Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
Section 2.09    Computation of Interest and Fees.
All computations of interest for Base Rate Committed Loans (excluding Base Rate Committed Loans determined by reference to the SOFR Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest (including, for the avoidance of doubt, for SOFR Rate Committed Loans) shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Committed Loan for the day on which the Committed Loan is made, and shall not accrue on a Committed Loan, or any portion thereof, for the day on which the Committed Loan or such portion is paid, provided that any Committed Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.10    Evidence of Debt.
The Committed Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.

The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Committed Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Committed Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Committed Loans and payments with respect thereto.
Section 2.11    Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of SOFR Rate Committed Loans (or, in the case of any Committed Borrowing of Base Rate Committed Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Committed Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to such Committed Loan. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the

Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(c)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(d)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Committed Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Committed Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or to make its payment under Section 10.04(c).
(f)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Committed Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Committed Loan in any particular place or manner.
Section 2.12    Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section 2.12 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans to any assignee, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.12 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
Section 2.13    [Reserved].
Section 2.14    Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lenders” (but subject in all respects to the last sentence contained in the definition of “Defaulting Lenders”).
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Committed Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Committed Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Committed Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Committed Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Committed Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Committed Loans of such Defaulting Lender until such time as all Committed Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees. Each Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(b)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Committed Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01    Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or a Loan Party) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)If any Loan Party or the Administrative Agent shall be required by the Code or any applicable Laws to withhold or deduct any Taxes from any payment, then (A) the Administrative Agent or a Loan Party, as applicable, shall withhold or make such deductions as are determined by the Administrative Agent or Loan Party, as applicable, to be required, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code or applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding of Indemnified Taxes or the making of all required deductions of Indemnified Taxes (including deductions of Indemnified Taxes applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Tax Indemnifications. (i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(i)Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(e)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Committed Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(iv)On or prior to the date that the Administrative Agent or any successor or replacement Administrative Agent becomes the Administrative Agent under this Agreement or any such form expires or becomes obsolete or inaccurate in any respect, and at such other times upon the reasonable request of the Borrower, it shall deliver to the Borrower a duly executed copy of either (A) IRS Form W-9 or (B) (1) an IRS Form W-8ECI with respect to amounts it receives on its own account and (2) an IRS Form W-8IMY (or successor form) with respect to all other payments, in each case that will establish that it is exempt from U.S. withholding Taxes.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (f), in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection (f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection (f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(h)Defined Terms. For purposes of this Section 3.01, the term “applicable Laws” includes FATCA.
(i)Tax Treatment. The parties hereto agree that, for U.S. federal (and applicable state and local) income tax purposes, the Committed Loans shall be treated as a debt instrument that is not a “contingent payment debt instrument” subject to the provisions of Treasury Regulations Section 1.1275-4. The parties hereto agree to file all tax returns in a manner consistent with the foregoing treatment and to not take any position inconsistent therewith unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code.
Section 3.02    Illegality.
If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Committed Loans whose interest is determined by reference to the SOFR Rate, Term SOFR Reference Rate Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon the SOFR Rate, Term SOFR Reference Rate Adjusted Term SOFR or Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue SOFR Rate Committed Loans or to convert Base Rate Committed Loans to SOFR Rate Committed Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Committed Loans the interest rate on which is determined by reference to the SOFR Rate component of the Base Rate, the interest rate on which Base Rate Committed Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the SOFR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Rate Committed Loans of such Lender to Base Rate Committed Loans (the interest rate on which Base Rate Committed Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the SOFR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Rate Committed Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Rate Committed Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the SOFR Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the SOFR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the SOFR Rate Term SOFR Reference Rate Adjusted Term SOFR or Term SOFR, as applicable. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with the additional amounts required pursuant to Section 3.05.

Section 3.03    Inability to Determine Rates; Benchmark Replacement.
(a)Subject to clauses (b) through (f) of this Section 3.03, if, on or prior to the first day of any Interest Period for any SOFR Rate Committed Loan:
(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) Adjusted Term SOFR Rate cannot be determined pursuant to the definition thereof; or
(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a SOFR Rate Committed Loan, the Adjusted Term SOFR Rate and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Committed Loans (or its Committed Loan) included in such borrowing and such Interest Period;
then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Rate Committed Loans, and any right of the Borrower to request SOFR Rate Committed Loans, to continue SOFR Rate Committed Loans or to convert Base Rate Committed Loans to SOFR Rate Committed Loans, shall be suspended (to the extent of the affected SOFR Rate Committed Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (a)(ii) above, at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Committed Loans (to the extent of the affected SOFR Rate Committed Loans or affected Interest Periods) or, failing that, (A) the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to (x) Committed Loans bearing interest at Adjusted Daily Simple Rate if Adjusted Daily Simple Rate is not subject to clauses (a)(i) or (ii) above or (y) Base Rate Committed Loans, in each case, in the amount specified therein and (B) any outstanding affected SOFR Rate Committed Loans will be deemed to have been converted (x) into Committed Loans bearing interest at Adjusted Daily Simple Rate if Adjusted Daily Simple Rate is not subject to clauses (a)(i) or (ii) above or (y) otherwise, into Base Rate Committed Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.05. Subject to clauses (b) through (f) of this Section 3.03, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Committee Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Contract shall be deemed not to be a “Loan Document” for purposes of this Section 3.03), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business

Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Lenders comprising the Required Lenders. If the Benchmark Replacement is Adjusted Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Conforming Changes, (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for SOFR Rate Committed Loans or any pending request for a conversion to or continuation of SOFR Rate Committed Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Committed Loans immediately. During a Benchmark Unavailability Period, the component of Base Rate based upon the then-current Benchmark will not be used in any determination of Base Rate.
Section 3.04    Increased Costs; Reserves on SOFR Rate Committed Loans.

(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Rate Committed Loans made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Committed Loan the interest on which is determined by reference to the SOFR Rate (or, in the case of clauses (i) and (ii) above, any Committed Loan) (or of maintaining its obligation to make any such Committed Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Committed Loans made by, such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. In the event a Lender seeks any such indemnity for the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) of this Section, such Lender shall provide to the Borrower (with a copy to the Administrative Agent) a certificate showing in reasonable detail the manner in which such amount or amounts shall have been so determined, and such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05    Compensation for Losses.
Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any SOFR Rate Committed Loan on a day other than the last day of the Interest Period for such SOFR Rate Committed Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Committed Loan) to prepay, borrow, continue or convert any SOFR Rate Committed Loan on the date or in the amount notified by the Borrower; or
(c)any assignment of a SOFR Rate Committed Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
excluding any loss of anticipated profits, but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such SOFR Rate Committed Loan or from fees payable to terminate the deposits from which such funds were obtained.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each SOFR Rate Committed Loan made by it at the Adjusted Term SOFR Rate for such SOFR Rate Committed Loan by a matching deposit or other borrowing in the applicable offshore interbank market for a comparable amount and for a comparable period, whether or not such SOFR Rate Committed Loan was in fact so funded.
Section 3.06    Mitigation Obligations; Replacement of Lenders.
If any Lender requests compensation under Section 3.04 or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Committed Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
Section 3.07    Survival.
All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01    Conditions of Initial Committed Borrowing.
The obligation of each Lender to make its Initial Committed Loans hereunder is subject to satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent:
(a)The Administrative Agent’s (or its counsel’s) receipt of the following:
(i)executed counterparts of this Agreement;

(ii)a Note executed by the Borrower in favor of each Lender requesting a Note;
(iii)executed counterpart of the Subsidiary Guaranty;
(iv)executed counterparts of the Collateral Documents;
(v)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each of the Borrower and each Subsidiary Guarantor as the Required Lenders may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Person is a party;
(vi)(A) such documents and certifications as the Required Lenders may reasonably require to evidence that each Loan Party is duly organized or formed in its jurisdiction of organization, and (B) to the extent available in the relevant jurisdiction, good standing certificates (or equivalent evidence) for each Loan Party from its jurisdiction of organization;
(vii)a favorable and customary opinion of Willkie Farr & Gallagher LLP, Texas and New York counsel to the Loan Parties;
(viii)certificates and endorsements evidencing that insurance has been obtained and is in effect in such types and amounts as is required under Section 6.05, naming Administrative Agent as additional insured on liability policies and loss payee with regard to property and casualty policies;
(ix)a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required (other than consents and approvals under the Organization Documents of such Loan Party);
(x)a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.01(e), 4.02(a) and 4.02(b) have been satisfied, and (B) that there has been no event or condition since December 31, 2022, that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect has occurred;
(xi)an executed copy of the Perfection Certificate; and
(xii)a detailed funds flow memorandum, certified by a Responsible Officer of Borrower, together with a sources and uses statement which reflects (i) the sources of all funds to be used by Borrower to consummate the transactions contemplated hereby and (ii) all uses of such funds.
(b)(i) Any fees required to be paid on the Closing Date pursuant to the Fee Letter and (ii) all reasonable and documented fees, charges and disbursements of counsel and any local counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent), in each case to the extent invoiced at least two (2) Business Days’ prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), shall have been or will be simultaneously paid with the initial Committed Borrowing hereunder.
(c)The Lenders shall have received certification as to the Solvency of the Borrower and the Loan Parties, taken as a whole, after giving effect to the execution of this Agreement and the other Loan

Documents and the consummation of the transactions contemplated hereby, from a Senior Financial Officer of the Borrower.
(d)The Administrative Agent and the Lenders shall have received, at least three Business Days prior to the Closing Date, the documentation and other information that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, that have been requested in writing at least ten (10) Business Days before the Closing Date.
(e)The Debt Refinancing shall have occurred, or shall occur substantially simultaneously with the initial Committed Borrowing hereunder.
The Lenders shall have received results of lien searches made with respect to the Loan Parties and evidence reasonably satisfactory to the Required Lenders that the Liens indicated by the results of such searches are permitted under Section 7.04 or have been, or substantially contemporaneously with the Closing Date will be, released.Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document, agreement and/or instrument required to be approved by Administrative Agent, Required Lenders or Lenders, as applicable, and each condition to be satisfied on the Closing Date.
Section 4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Committed Borrowing (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of SOFR Rate Committed Loans) is subject to the following conditions precedent:
(a)The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document to which such Loan Party is a party, shall be true and correct in all material respects (except with respect to representations and warranties which are expressly qualified by materiality, which shall be true and correct in all respects) on and as of the date of such Committed Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except with respect to representations and warranties which are expressly qualified by materiality, which shall be true and correct in all respects) as of such earlier date.
(b)No Default shall exist at the time of, or would result from, such proposed Committed Borrowing.
(c)Solely with respect to any Committed Borrowing of Additional Committed Loans, (i) the Leverage Ratio, calculated on a Pro Forma Basis after giving effect thereto shall be less than 3.50 to 1.00; provided that, solely for purposes of this Section 4.02(c), the proceeds of such Committed Borrowing shall not be included in the calculation of Unrestricted Cash for purposes of calculating the Leverage Ratio and (iii) the Availability Period shall not have expired.
(d)Solely with respect to any Committed Borrowing of Additional Committed Loans, (i) the Arkansas Bromine Processing Facility shall be owned by a Loan Party and a Loan Party shall hold right, title and interest in and to the Arkansas Bromine Interests, in each case at the time any such Committed Borrowing is made, (ii) the Arkansas Bromine Assets shall be subject to a valid and enforceable first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties (including, for the avoidance of doubt, a duly executed mortgage in respect of the Arkansas Bromine Processing Facility and related deliverables reflected in Section 6.16(c)), (iii) not less than one week (or such shorter period as the Administrative Agent may agree in its sole discretion) prior to the date of the first Committed Borrowing of Additional Committed Loans, the Administrative Agent shall have received substantially final drafts of (A) the EPC Contract, (B) the Shared Facilities Contracts and (C) any other material agreements related thereto (collectively, the “Bromine Project Documents”), (iv) not less than two (2) Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) prior to the date of the first Committed Borrowing of Additional Committed Loans, the Administrative Agent shall have received final drafts of each Bromine Project Documents, (v) the Administrative Agent shall, acting reasonably, have given its approval to the terms of any credit support to be provided by the relevant Loan Party and counterparty under each Bromine Project Document, (vi) on or prior to the date of the first Committed Borrowing of Additional Committed Loans, the Administrative Agent shall have received the Bromine Project Documents, in each case duly executed by the parties thereto, and such Bromine Project Documents shall be in full force and effect, (vii) each Bromine Project Document, in substantially the form delivered to the Administrative Agent pursuant to subclause (iii) above, shall have been approved by the Board, (viii) with respect to the material terms of the Bromine Project Documents: (A) each Bromine Project Document shall specifically permit the assignment of any and all rights and obligations of the Loan Parties under such Bromine Project Document, as applicable, to the Administrative Agent (and any of its assignees or transferees) in connection with any exercise of remedies by the Administrative Agent or the Secured Parties under this Agreement or the other Loan Documents following the occurrence and during the continuance of an Event of Default, (B) manufacturer and supplier warranties shall be assignable without restriction (except for non-payment of undisputed amounts due and payable by the Borrower or any Loan Party (any such amounts, the “Specified Amount”); provided that Lenders shall have the opportunity to cure such non-payment and any related defaults by paying all such Specified Amounts no later than fifteen (15) Business Days after receipt of written notice thereof from the counterparty), (C) the EPC Contract shall have an aggregate maximum contract price of no more than Two Hundred Million Dollars ($200,000,000) (excluding any portion of such contract price allocable to the Shared Facilities) and (D) the Shared Facilities Contracts shall not contain any provisions that would result in the Borrower or its relevant Subsidiary being prohibited or restricted from accessing and utilizing the shared facilities at any time, including during an event of default under such Shared Facilities Contracts (including, but not limited to, access and utilization in the same manner and at the same cost as any time when an event of default under such Shared Facilities Contracts is not continuing) (except for non-payment of undisputed amounts due and payable by the Borrower or any Loan Party (any such amounts, the “Shared Facility Specified Amount”); provided that Lenders shall have the opportunity to cure such non-payment and any related defaults by paying all such Shared Facility Specified Amounts no later than fifteen (15) Business Days after receipt of written notice thereof from the counterparty.
(e)The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.
Each Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of SOFR Rate Committed Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Committed Borrowing.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and each Lender that:
Section 5.01    Organization; Power and Authority.
The Borrower and each Subsidiary Guarantor is a corporation, limited liability company or limited partnership, as applicable, duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary Guarantor has the corporate, partnership or limited liability company (as the case may be) power and authority (a) to execute and deliver each of the Loan Documents to which it is a party and to perform the provisions hereof and thereof and (b) to own or hold under lease or license the properties it purports to own or hold under lease or license, to transact the business it transacts and proposes to transact.
Section 5.02    Authorization, etc.
Each Loan Document has been duly authorized by all necessary corporate, limited liability company or partnership action on the part of each Loan Party party thereto, and constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.03    Disclosure.
None of the written reports, financial statements, certificates or other written information furnished, in each case, by or on behalf of any Loan Party or any of its Subsidiaries (taken as a whole) to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other written information so furnished), and the transactions contemplated hereby or thereby, including the borrowing of the Additional Committed Loans (collectively, the “Disclosure Documents”) contains any material misstatement of fact or omits to state any material fact (other than industry-wide risks normally associated with the types of businesses conducted by the Loan Parties and as to matters related to the economy in general) necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading as of the date made or deemed made; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered. Except as described in Schedule 5.03, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.05, since the date of the most recent financial statements required to be filed with the Securities Exchange Commission as part of the Borrower’s most recently filed Form 10-K or Form 10-Q, there has been no change in the financial condition, operations, business or properties for the Borrower or any other Loan Party except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. As of the date hereof and as of the date of any Committed Borrowing of any Additional Committed Loan, there is no material non-public information known to the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Administrative Agent or any Lender by or on behalf of the Borrower specifically for use in connection with the transactions contemplated hereby.
Section 5.04    Organization and Ownership of Shares of Subsidiaries; Affiliates.
(a)Schedule 5.04 contains (except as noted therein) a complete and correct list, as of the Closing Date, of the Borrower’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Borrower and each Subsidiary. Except as set forth therein, each Subsidiary listed in Schedule 5.04 is designated as a Restricted Subsidiary as of the Closing Date.
(b)As of the Closing Date, all of the outstanding shares of Capital Stock of each Subsidiary shown in Schedule 5.04 as being owned by the Borrower and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Borrower or another Subsidiary free and clear of any Lien (except for Liens permitted under Section 7.04).

(c)As of the Closing Date, each Restricted Subsidiary identified in Schedule 5.04 (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so existing, qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) has the corporate or other power and authority to own or hold under lease or license the properties it purports to own or hold under lease or license and to transact the business it transacts and proposes to transact.
(d)No Restricted Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement or any other Loan Document, the ABL Loan Documents, any agreements permitted under Section 7.07 and customary limitations imposed by corporate, partnership or limited liability company law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Borrower or any of its Restricted Subsidiaries that owns outstanding shares of Capital Stock of such Restricted Subsidiary, except legal restrictions or agreements by Foreign Subsidiaries that individually or in the aggregate are not Material and the consequence of which would not in the aggregate result in a Material Adverse Effect.
Section 5.05    Financial Statements.
The Borrower has delivered to the Administrative Agent (a) audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2022, and (b) unaudited interim consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments); provided that Borrower represents that, as of the date hereof, the Borrower and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents or would not otherwise be permitted to be incurred pursuant to this Agreement.
Section 5.06    Compliance with Laws, Other Instruments, etc.
The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 7.04) in respect of any property of such Loan Party under, the Organization Documents of such Loan Party or any indenture, agreement or other instrument governing any Indebtedness binding upon any Loan Party or Restricted Subsidiary, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Loan Party or Restricted Subsidiary, (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority, including the USA PATRIOT Act, applicable to such Loan Party or Restricted Subsidiary, except, with respect to clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect.
Section 5.07    Governmental Authorizations, etc.
No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Loan Party of any Loan Document to which it is a party except (i) such as have been obtained or made and are in full force and effect, (ii) registrations and filings with any Governmental Authority as are required to perfect Liens securing obligations under the Loan Documents or (iii) such consents, approvals, authorizations, registrations, filings or declarations the failure to obtain or make which would not reasonably be expected to have a Material Adverse Effect.
Section 5.08    Litigation; Observance of Agreements, Statutes and Orders.
(a)Except as disclosed in Schedule 5.08, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary or any property (including Intellectual Property) of the Borrower or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or that otherwise pertains or relates to the Obligations, this Agreement or the other Loan Documents.
(b)Neither the Borrower nor any Restricted Subsidiary is in default under any term of any agreement (including, without limitation, any supply agreement) or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including Environmental Laws and the USA PATRIOT Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 5.09    Taxes.
The Borrower and its Restricted Subsidiaries have (i) filed all Tax returns and reports that are required to have been filed in any jurisdiction, and have (ii) paid all Taxes shown to be due and payable on such returns and all other Taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such Taxes and assessments have become due and payable and before they have become delinquent, except (a) for any Taxes and assessments the amount, applicability or validity of which is currently being diligently contested in good faith by appropriate proceedings and with respect to which the Borrower or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP or (b) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 5.10    Title to Property; Leases.
The Borrower and its Restricted Subsidiaries have good and valid title to, or valid leasehold interests in, their respective properties except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties for their intended purposes or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect. All such properties are free and clear of all Liens other than Liens permitted by this Agreement.
Section 5.11    Intellectual Property, Licenses, Permits, etc.
(a)Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, Intellectual Property, or rights thereto necessary to and sufficient for its business as currently conducted, without known conflict with the rights of others. All Intellectual Property owned or purported to be owned by Borrower and any of its Restricted Subsidiaries is valid, subsisting, and enforceable, except where the failure to be valid, subsisting, or enforceable would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)To the knowledge of the Borrower, no product of the Borrower or any Restricted Subsidiary nor the operation of the respective businesses of the Borrower and each Restricted Subsidiary as currently conducted (including the use of Intellectual Property) infringes, misappropriates, dilutes, or otherwise violates any license, permit, franchise, authorization, Intellectual Property or other right owned by any other Person, except for such infringements which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)No claim or litigation regarding any of the Intellectual Property owned by Borrower or its Restricted Subsidiaries, is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Restricted Subsidiaries (other than office actions issued in the ordinary course of prosecution of any pending applications for registration of Intellectual Property), which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No claim is pending before any Governmental Authority, against Borrower or any Restricted Subsidiary, or, to the knowledge of Borrower, has in the past three years been brought or threatened in writing against Borrower or any of the Restricted Subsidiaries, by any Person alleging that the conduct of the business of Borrower or a Restricted Subsidiary infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any Person, which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
(d)Neither Borrower nor any Restricted Subsidiary is in material breach of or material default under the provisions of any Material License, or has received written notice of any such breach or default or the intention of the other party to terminate such Material License, nor is there, to the knowledge of Borrower, any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a material breach or material default by Borrower or any Restricted Subsidiary under any Material License, except in each case of the foregoing where such breach, default, or termination would not reasonably be expected to have a Material Adverse Effect.
Borrower and each Restricted Subsidiary operates and has operated in compliance with all Data Security Requirements, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Restricted Subsidiary has experienced any Security Incident except where such Security Incident would not reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Restricted Subsidiary has sent or received any written notices or complaints to or from any Person, or been the subject of any claim, proceeding, or investigation, in each case with respect to any Security Incident or non-compliance with any Data Security Requirement, except in each case of the foregoing, where such written notices, complaints, claims, proceedings, or investigations would not be reasonably be expected to have a Material Adverse Effect.
Section 5.12    Compliance with ERISA.
(a)The Borrower and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA as a result of failure to comply with such titles or the penalty or excise tax provisions of the Code relating to “employee benefit plans” (as defined in section 3(3) of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Borrower or any ERISA Affiliate, or in the imposition of any Lien on any of the assets of the Borrower or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code relating to “employee benefit plans” or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
(b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)The Borrower and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.
Section 5.13    Use of Proceeds; Margin Regulations.
(a)The proceeds of the Committed Loans will be used solely for the purposes set forth in and permitted by Section 6.13.
(b)No part of the proceeds from the Committed Loans has been or will be used, directly or indirectly, for any purpose that results in the violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
Section 5.14    Material Contracts.
The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the incurrence of the Obligations will not result in a default, breach or termination right under any material contract, except to the extent such breach would not be material to Borrower and its Subsidiaries, taken as a whole.
Section 5.15    Foreign Assets Control Regulations, etc.
(a)Neither the Borrower nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Sanctioned Persons published by OFAC (an “OFAC Listed Person”) or any Sanctions-related list of designated Persons maintained by the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any Sanctions, (iii) any Person operating, organized or resident in a Sanctioned Country, or (iv) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, or any Sanctions (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii), clause (iii) or clause (iv), a “Sanctioned Person”). Neither the Borrower nor any Controlled Entity has been notified that its name appears on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to Sanctions.
(b)No part of the proceeds from the Committed Loans constitutes or will constitute funds obtained on behalf of any Sanctioned Person or will otherwise be used by the Borrower or any Controlled Entity, directly or indirectly, in violation of Sanctions.
(c)Neither the Borrower nor any Controlled Entity (i) has violated, or been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any Anti-Corruption Laws or Sanctions violations, (ii) to the Borrower’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Borrower has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Borrower and each Controlled Entity is and will continue to be in compliance with all applicable Anti-Money Laundering Laws and Sanctions.
(d)(i) The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Restricted Subsidiaries and their respective directors, officers, employees and agents with all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including, without limitation, the FCPA and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”) and applicable Sanctions, and the Borrower, its Restricted Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) the Borrower, any Restricted Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Restricted Subsidiary that will act in any capacity in connection with or benefit from the loan facility established hereby, is a Sanctioned Person. No use of proceeds from the Committed Loans or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. Neither the Borrower nor any Controlled Entity (i) to the Borrower’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (ii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iii) has been or is the target of Sanctions; and
(i)The Borrower has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Borrower and each Controlled Entity is and will continue to be in compliance with all applicable Anti-Corruption Laws.
Section 5.16    Status under Certain Statutes.
Neither the Borrower nor any Restricted Subsidiary is required to register as an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Restricted Subsidiary is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act, as amended, or the Federal Power Act, as amended.
Section 5.17    Environmental Matters.
(a)Neither the Borrower nor any Restricted Subsidiary has received any written notice of any claim, and no proceeding before any Governmental Authority is pending or, to the Borrower’s knowledge, threatened, in each case, raising any claim against the Borrower or any Restricted Subsidiary alleging violation of, or liability under, any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.
(b)Neither the Borrower nor any Restricted Subsidiary has knowledge of any claims, public or private, of violation of Environmental Laws by the Borrower or any Restricted Subsidiary, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c)Neither the Borrower nor any Restricted Subsidiary has stored, released, treated, transported, handled, exposed any Person to, or owned or operated any property or facility contaminated by, any Hazardous Materials, including on real properties now or formerly owned, leased or operated by any of them, and has not disposed, or arranged for or permitted the disposal, of any Hazardous Materials, in each case in a manner contrary to any Environmental Laws or as has given or would give rise to liability of Borrower or any Restricted Subsidiary under Environmental Law, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.
(d)All buildings on all real properties now owned, leased or operated by the Borrower or any Restricted Subsidiary, and the Borrower and the Restricted Subsidiaries, are and have been in compliance with applicable Environmental Laws, which compliance includes and has included obtaining, maintaining and complying with all permits, licenses, approvals, and authorizations required under Environmental Law, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.
Section 5.18    Solvency.
(a)After giving effect to the execution of this Agreement and the other Loan Documents by each Loan Party and the application of the proceeds of the Committed Loans and due consideration to any rights of contribution and reimbursement, the Loan Parties, taken as a whole, are Solvent.
(b)After giving effect to the transactions to occur on the applicable DDTL Funding Date and the application of the proceeds of the Committed Loans to be borrowed on such DDTL Funding Date and due consideration to any rights of contribution and reimbursement, the Loan Parties, taken as a whole, are Solvent.
Section 5.19    Labor Matters.
Except in each case as would not reasonably be expected to have a Material Adverse Effect, there are no strikes or other labor disputes against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened, and hours worked by and payments made to employees of the Borrower or any Restricted Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters. The Borrower and each of the Restricted Subsidiaries is and for the last three years has been in compliance with all applicable laws respecting labor, employment and employment practices, except as would not reasonably be expected to have a Material Adverse Effect.
Section 5.20    Affected Financial Institution.
No Loan Party is an Affected Financial Institution.
Section 5.21    Brine Leases.
Schedule 1.01(b) contains an accurate and complete list of all brine leases owned by the Borrower and its Subsidiaries in the TETRA Evergreen Brine Unit as of the Closing Date (other than any leases which have been sent to landowners for execution but executed copies of which have not yet been received by the Borrower and its Subsidiaries).

ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder or any Committed Loan or other Obligation hereunder shall remain unpaid or unsatisfied:
Section 6.01    Financial and Business Information
The Borrower will deliver to the Administrative Agent for delivery to each Lender:
(a)Quarterly Statements — within the earlier of (x) 60 days or (y) the date by which the Borrower is required to file Form 10-Q with the SEC (without giving effect to any extensions beyond the originally-required reporting date), after the end of each fiscal quarter of the Borrower (other than the last fiscal quarter of each fiscal year), a copy of,
(i)a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter,
(ii)consolidated statements of income of the Borrower and its Subsidiaries for such fiscal quarter and (in the case of the second and third fiscal quarters of each fiscal year of the Borrower) for the portion of the fiscal year ending with such fiscal quarter, and
(iii)consolidated statements of cash flows of the Borrower and its Subsidiaries for such fiscal quarter or (in the case of the second and third fiscal quarters of each fiscal year of the Borrower) for the portion of the fiscal year ending with such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes, provided that delivery within the time period specified above of copies of the Borrower’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.01(a), provided, further, that the Borrower shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” or on its home page on the worldwide web (at the Closing Date located at: http://www.tetratec.com) and shall have given the Administrative Agent notice of such availability on EDGAR or on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);
(b)Annual Statements — within the earlier of (x) 105 days or (y) the date by which the Borrower is required to file Form 10-K with the SEC (without giving effect to any extensions beyond the originally-required reporting date), after the end of each fiscal year of the Borrower, a copy of,
(i)a consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of such fiscal year, and
(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Borrower and its Subsidiaries, for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion of independent certified public accountants of recognized national standing (without a “going concern” or like qualification, exception or explanatory paragraph and without any qualification, exception or explanatory paragraph as to the scope of such audit except, in each case, if such qualification, exception or explanatory paragraph is related solely to an upcoming maturity date of any Indebtedness incurred under this Agreement or the ABL Credit Agreement), which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, provided that the delivery within the time period specified above of the Borrower’s Annual Report on Form 10-K for such fiscal year (together with the Borrower’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.01(b) so long as there is no “going concern” or like qualification, exception or explanatory paragraph is provided therein except as otherwise permitted above, provided, further, that the Borrower shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;
(c)Unrestricted Subsidiaries — concurrently with the delivery of any financial statements pursuant to Section 6.01(a) or (b), (i) an unaudited balance sheet for all Unrestricted Subsidiaries taken as whole as at the end of the fiscal period included in such financial statements and the related unaudited statements of income, stockholders’ equity and cash flows for such Unrestricted Subsidiaries for such period, together with consolidating statements reflecting all eliminations or adjustments necessary to reconcile such group financial statements to the consolidated financial statements of the Borrower and its Subsidiaries, shall be delivered together with the financial statements required pursuant to Sections 6.01(a) and (b) and (ii) solely to the extent the Borrower or any Restricted Subsidiary shall have received the same prior to such date (or, if received after, promptly after the receipt of the same), copies of financial statements of the type described in clause (i) above with respect to any Joint Venture;
(d)Budget — unless a Lender delivers a notice to the Borrower that such Lender does not wish to receive such information (and until such time as such Lender delivers a further notice indicating that such information should be delivered to such Lender), as soon as available, and in any event no later than 90 days after the commencement of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Lenders (including budgeted statements of income for each of the Borrower’s and its Restricted Subsidiaries’ business units and sources and uses of cash and balance sheets), prepared by the Borrower for each month of such fiscal year, accompanied by a certificate of a Senior Financial Officer certifying that such budget is a reasonable estimate for the period covered thereby;
(e)SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Borrower or any Restricted Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement other than registration statements on Form S-8 (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Borrower or any Restricted Subsidiary to the public concerning developments that are Material;
(f)Notice of Default or Event of Default — promptly, and in any event within 3 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

(g)ERISA Matters — promptly, and in any event within ten (10) days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Borrower or an ERISA Affiliate proposes to take with respect thereto:
(i)with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the Closing Date; or
(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)any event, transaction or condition that could result in the incurrence of any liability by the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;
(h)Notices from Governmental Authority — promptly, and in any event within 10 days of receipt thereof, copies of any notice to the Borrower or any Restricted Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;
(i)Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Borrower or any Restricted Subsidiary or relating to the ability of the Borrower to perform its obligations hereunder as from time to time may be reasonably requested by any such Lender;
(j)ABL Credit Agreement Availability — concurrently with the delivery to the ABL Administrative Agent or the ABL Lenders, a copy of the Borrowing Base Certificate (as defined in the ABL Credit Agreement) and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base (as defined in the ABL Credit Agreement) and any other material notices, reports or other written information provided in respect of the ABL Credit Agreement;
(k)Material Agreements — promptly after any Responsible Officer of any Loan Party obtains knowledge or receives written notice thereof, the occurrence of any breach or default by a Loan Party or any Subsidiary or any other party under, or repudiation or termination of, any material agreement which would reasonably be expected to have a Material Adverse Effect;
(l)Litigation — promptly after any Responsible Officer of any Loan Party obtains knowledge or receives written notice thereof, the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding (including in respect of any Environmental Liability asserted against a Loan Party), whether at law or in equity or by or before any Governmental Authority or in arbitration, against any Loan Party or any of its Restricted Subsidiaries that (i) would result in damages in excess of $20,000,000 (after giving effect to any amounts covered by a reputable and solvent insurance company), (ii) that seeks material injunctive relief, (iii) alleges material criminal misconduct by any Loan Party or any of its subsidiaries or (iv) which would reasonably be expected to have a Material Adverse Effect; provided, that, notwithstanding anything to contrary contained in the foregoing, no Loan Party shall be required to deliver written notice to the

Administrative Agent in respect of any claim, action, suit or proceeding that the Borrower deems in good faith to be frivolous; and
(m)Arkansas Bromine Processing Facility — at least three (3) Business Days (or such shorter period at the Administrative Agent may agree in its sole discretion) prior to the effectiveness thereof, notice of any amendment or waiver under any Bromine Project Document together with substantially final drafts of such amendment or waiver and (ii) with reasonable promptness, written notice of the issuance of any material permit or license granted by any Governmental Authority in relation to the Arkansas Bromine Processing Facility.
Borrower shall be deemed to have made such delivery of any notice required to be delivered pursuant to clause (g), (h), (k) or (l) above if it shall have made such information available on “EDGAR” by filing a Form 8-K or other applicable form containing such information or made such information available on its home page on the worldwide web (at the Closing Date located at: http://www.tetratec.com) and shall have given the Administrative Agent notice of such availability on EDGAR or on its home page in connection with each delivery.
Section 6.02    Officer’s Certificate.
(a)Each set of financial statements delivered to the Administrative Agent for delivery to each Lender pursuant to Section 6.01(a) or (b) shall be accompanied by a certificate of a Senior Financial Officer in substantially the form of Exhibit G hereto (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to the Administrative Agent).
(b)Concurrently with the delivery of any officer’s certificate pursuant to Section 5.01(c) of the ABL Credit Agreement (or any successor provision), the Borrower shall deliver a copy of such officer’s certificate to the Administrative Agent.
Section 6.03    Inspection.
The Borrower will permit the representatives of the Administrative Agent and each Lender:
(a)No Event of Default — if no Event of Default then exists, at the expense of such Person and upon reasonable prior notice to the Borrower and during normal business hours, to visit the principal executive office of the Borrower, to discuss the affairs, finances and accounts of the Borrower and its Restricted Subsidiaries with the Borrower’s officers, and (with the consent of the Borrower, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Borrower, which consent will not be unreasonably withheld) to visit the other offices and properties of the Borrower and each Restricted Subsidiary; provided that no more than one such visit may occur during any calendar year; and
(b)Event of Default — if an Event of Default then exists, at the expense of the Borrower, to visit and inspect any of the offices or properties of the Borrower or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective officers and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the affairs, finances and accounts of the Borrower and its Restricted Subsidiaries), all during normal business hours and as often as may be requested.

Section 6.04    Compliance with Law.
The Borrower will, and will cause each Restricted Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including Environmental Laws and the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.15, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.05    Insurance.
The Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is reasonable in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
Section 6.06    Maintenance of Properties.
Except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each Restricted Subsidiary to, maintain and keep, or cause to be maintained and kept, (a) their respective properties in good repair, working order and condition (other than ordinary wear and tear and intangible property excepted), and (b) all of the Intellectual Property owned by the Borrower or its Restricted Subsidiaries that is necessary, as reasonably determined in the Borrower’s business judgment, for the operation of its business as currently conducted, in each case of (a) and (b) so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Borrower or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.07    Payment of Taxes and Claims.
The Borrower will, and will cause each Restricted Subsidiary to, file all Tax returns required to be filed in any jurisdiction and to pay and discharge when due all Taxes shown to be due and payable on such returns and all other Taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or would reasonably be expected to become a Lien on properties or assets of the Borrower or any Restricted Subsidiary, provided that neither the Borrower nor any Restricted Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Borrower or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Restricted Subsidiary, as the case may be or (ii) the non-filing of such returns or nonpayment of all such Taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 6.08    Corporate Existence, etc.
Subject to Section 7.05, the Borrower will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 7.05 and 7.06, the Borrower will at all times preserve and keep in full force and effect the corporate, partnership or limited liability company existence of each of its Restricted Subsidiaries (unless merged into the Borrower or a Restricted Subsidiary) and all rights and franchises of the Borrower and its Restricted Subsidiaries unless, in the good faith judgment of the Borrower, the termination of or failure to preserve and keep in full force and effect such corporate, partnership or limited liability company existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.
Section 6.09    Additional Subsidiary Guarantors.
(a)The Borrower will cause each Material Domestic Subsidiary which is formed or acquired after the date of this Agreement and any Person (other than an Unrestricted Subsidiary) that otherwise becomes a Material Domestic Subsidiary after the date of this Agreement to deliver to the Administrative Agent within 30 days of such formation or acquisition or of such Person otherwise becoming a Material Domestic Subsidiary (or such later date as Administrative Agent may agree):
(i)a copy of an executed joinder to the Subsidiary Guaranty;
(ii)a copy of an executed supplement and assumption agreement to the Security Agreement;
(iii)a copy of an executed supplement and assumption agreement to the Intellectual Property Security Agreement (if applicable);
(iv)the deliverables required under Section 6.19 in respect of any Material Real Property owned by such Material Domestic Subsidiary;
(v)any deliverables required by the Security Agreement, including, without limitation, the delivery of any Control Agreements;
(vi)a certificate signed by a Responsible Officer of the Borrower confirming the accuracy of the representations and warranties in Sections 5.02, 5.06, 5.07 and 5.18, with respect to such Subsidiary, the Subsidiary Guaranty and the Security Agreement, as applicable.
(b)To the extent any Material Domestic Subsidiary is formed under the laws of a jurisdiction outside of the United States or owns material assets located outside of (or governed by laws other than the laws of) the United States, the Borrower shall cause any such Material Domestic Subsidiary to execute and deliver such additional security documents as shall be reasonably requested by the Administrative Agent for the purpose of creating and perfecting the Liens in the Collateral to the extent required by the Collateral Documents. In connection with any of the foregoing described in this Section 6.09, the Borrower shall execute and deliver such other additional closing documents, certificates and customary legal opinions as shall reasonably be requested by the Administrative Agent.
Section 6.10    Books and Records.
The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account in material conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

Section 6.11    Margin Regulations.
If requested by any Lender, the Borrower will furnish to such Lender a statement confirming compliance with Regulations U, T and X of the Board of Governors of the Federal Reserve System in conformity with the requirements of Form FR U-1 or Form FR G-3, as applicable.
Section 6.12    Additional Collateral, Further Assurances.
(a)Subject to the Term/ABL Intercreditor Agreement, and except for any Equity Interests constituting Excluded Assets, each Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Subsidiaries directly owned by such Loan Party (other than those described in clause (iii) of this sentence), (ii) 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each FSHCO or CFC directly owned by such Loan Party, and (iii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each FSHCO or CFC directly owned by such Loan Party, in each case, to be subject at all times to a perfected Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, pursuant to the terms and conditions of the Loan Documents; provided, however, in respect of clause (iii) above, to the extent the granting of such Lien with respect to such Equity Interests shall no longer result in any materially adverse U.S. federal income tax consequences (as determined by the Administrative Agent in good faith consultation with the Borrower (it being agreed and understood that (i) such materially adverse U.S. federal income tax consequences exist as of the Closing Date and (ii) any potential adverse tax consequence in excess of $250,000 (as determined by the Borrower’s external tax advisors) shall be deemed to be materially adverse), the Loan Parties shall pledge 100% of the issued and outstanding Equity Interests in such FSHCO or CFC, as applicable.
(b)Subject to the terms of the Term/ABL Intercreditor Agreement, and to the extent required by this Agreement or any Collateral Document, the Borrower will take, and will cause the other Loan Parties to take, all actions that are necessary or appropriate to (a) maintain the Administrative Agent’s security interest in the Collateral in full force and effect at all times (including the perfection and priority thereof), (b) preserve and protect the Collateral and (c) protect and enforce the Borrower’s and the other Loan Parties’ respective rights and title to, and the security interest of the Administrative Agent in, the Collateral; provided, however, that the Administrative Agent and the Lenders shall release any Lien upon any Collateral that is the subject of a Disposition (or owned by any Loan Party which is the subject of a Disposition) permitted under the terms of this Agreement (other than a Disposition to a Person that is a Loan Party). The Borrower will execute, and will cause the other Loan Parties to execute, acknowledge where appropriate, and deliver, and cause to be executed, acknowledged where appropriate, and delivered, from time to time promptly at the reasonable request of the Administrative Agent, all such instruments and documents as are necessary or appropriate to maintain, to the extent permitted by applicable law, the Administrative Agent’s perfected security interest in the Collateral to the extent and in the priority required pursuant to this Agreement and the Collateral Documents.
Section 6.13    Use of Proceeds.
The proceeds of the Initial Committed Loans shall be used (i) to consummate the Debt Refinancing and (ii) for other general corporate purposes of the Borrower and its Subsidiaries. The proceeds of the Additional Committed Loans shall be used solely for the development of the Arkansas Bromine Assets (including the construction of the Arkansas Bromine Processing Facility).
Section 6.14    Security.
To the extent required by the Collateral Documents, and subject to the Term/ABL Intercreditor Agreement, the Obligations shall be secured by first and prior perfected Liens covering and encumbering all Collateral owned by the Loan Parties. The Borrower hereby consents and authorizes Administrative Agent, and its agents, to file any and all necessary financing statements under the Uniform Commercial Code (as in effect in each applicable jurisdiction from time to time), assignments or continuation statements as necessary from time to time (in Administrative Agent’s discretion, acting at the written direction of the Required Lenders) to perfect (or continue perfection of) the Liens granted pursuant to the Loan Documents. To the extent required by the Collateral Documents, the Borrower will, and will cause the other Loan Parties to, execute any and all further documents, agreements (including, without limitation, control agreements and Intellectual Property Security Agreements) and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, and other documents and recordings of Liens in stock registries or land title registries, as applicable), in each case at the Borrower’s expense, that may be required under any applicable Law for the perfection of Liens in the Collateral created or intended to be created by the Collateral Documents, and provide to the Administrative Agent or the Required Lenders, as applicable, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent or the Required Lenders, as applicable, as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents. For the avoidance of doubt, each Loan Party authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or part of the Collateral of any Loan Party without the signature of such Loan Party where permitted by law, including any financing or continuation statement, or amendment thereto, with “all assets” or “all assets and all personal property of debtor, whether now owned or existing or hereafter acquired or arising, wherever located, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto” in the collateral description (A carbon, photographic or other reproduction of the Collateral Documents or any financing statement covering any Collateral or any part thereof of any Loan Party shall be sufficient as a financing statement where permitted by Law).
Section 6.15    Environmental Law Compliance.
Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all Environmental Laws (including, without limitation, (a) all licensing, permitting, notification and similar requirements of Environmental Laws, and (b) all provisions of all Environmental Laws regarding storage, discharge, release, transportation, treatment and disposal of Hazardous Materials). The Borrower will, and will cause each of its Restricted Subsidiaries to, promptly pay and discharge when due all legal debts, claims, liabilities and obligations with respect to any clean-up, response, corrective or remediation measures to the extent required to comply with Environmental Laws or requested by a Governmental Authority; provided, however, no payment of such debts, claims, liabilities and obligations shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate proceedings, (ii) the Borrower or the Restricted Subsidiaries, as and to the extent required in accordance with GAAP, shall have set aside on their books reserves (segregated to the extent required by GAAP) deemed by them to be adequate with respect thereto or (iii) if the failure to so pay and discharge such items would not reasonably be expected to have a Material Adverse Effect.
Section 6.16    Post-Closing Matters.
(a)Within thirty (30) days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), each Loan Party shall execute and deliver, or cause to be delivered, to the Administrative Agent a Control Agreement with respect to each of its Deposit Accounts, Securities Accounts and Commodity Accounts (other than Excluded Deposit Accounts and De Minimis Accounts).
(b)Within twenty (20) days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Loan Parties shall provide evidence of the filing of UCC-3 termination statements with respect to the following UCC-1 filings: (i) 2023 636799, (ii) 2023 6363823, (iii) 23-0032416213 and (iv) 23-0040776231.
(c)Within sixty (60) days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall execute and deliver, or cause to be delivered, to the Administrative Agent (i) an executed Dutch law governed deed of pledge of shares with respect to the shares in capital of TETRA International Holdings, B.V. and T-International Holdings C.V. (the “Dutch Holding Companies”) (other than any such shares constituting Excluded Assets) in favor of the Administrative Agent for the benefit of the Secured Parties, to the extent the Dutch Holdings Companies are still in existence as of such date and (ii) an English law governed share charge with respect to the shares of TETRA Technologies U.K. Limited (other than any such shares constituting Excluded Assets) in favor of the Administrative Agent for the benefit of the Secured Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent, in each case, accompanied by customary legal opinions. If the Dutch Holding Companies shall cease to exist, within thirty (30) days thereafter (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall execute and deliver, or cause to be delivered, to the Administrative Agent (i) an English law governed share charge with respect to the shares of TETRA Investments Company U.K. Limited and TETRA UK Holdings Limited (other than any such shares constituting Excluded Assets) and a share pledge (or similar document pursuant to applicable local law) with respect to the shares of TETRA Chemical Europe AB Company and TETRA Chemicals Europe Oy Company (other than any such shares constituting Excluded Assets) or (ii) to the extent any of the companies described in clause (i) above is not directly owned by a Loan Party, a share pledge (or similar document pursuant to applicable local law) with respect to the shares of any parent company of such company which is directly owned by a Loan Party (other than any such shares constituting Excluded Assets), in each case in favor of the Administrative Agent for the benefit of the Secured Parties, and in form and substance reasonably satisfactory to the Administrative Agent, in each case, accompanied by customary legal opinions.
(d)Within forty-five (45) days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), Tetra International Incorporated shall cause the Dutch Holding Companies to execute and deliver executed counterparts to the Security Agreement, the Global Intercompany Note and resolutions authorizing the transactions contemplated by the Loan Documents, each in a form reasonably satisfactory to the Administrative Agent.
(e)Within sixty (60) days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), each Loan Party shall execute and deliver, as applicable, or cause to be delivered, to the Administrative Agent in respect of all Material Real Property of the Loan Parties: (i) a mortgage and/or deeds of trust, (ii) customary legal opinions in respect of such mortgages and/or deeds of trust, (iii) certificates and endorsements evidencing that insurance has been obtained and is in effect in such types and amounts as is required under Section 6.05, naming Administrative Agent mortgagee and loss payee with regard to property policies and (iv) to the extent already in the possession of any Loan Party and not previously disclosed to the Administrative Agent, Phase I Environmental Site Assessments, Phase II Environmental Site Assessments and reliance reports in respect of such Material Real Property.
Section 6.17    Minimum Cash.
The Borrower shall, at such times and with such frequency as the Borrower may determine in its reasonable business judgment and taking into account, among other things, restrictions under applicable Law, foreign currency exchange rates and tax implications, cause each Restricted Subsidiary that is not a Loan Party to dividend or otherwise distribute to the Loan Parties cash in excess of amounts required by such Restricted Subsidiary to conduct its business (including reasonable reserves), as determined by the Borrower in its reasonable business judgment.
ARTICLE VII
NEGATIVE COVENANTS
Section 7.01    Financial Covenants.
(a)Leverage Ratio. The Borrower shall not permit the Leverage Ratio at the end of any fiscal quarter, commencing with the fiscal quarter ending on March 31, 2024, to be greater than 4.00: 1.00.

(b)Minimum Liquidity. The Borrower shall not permit Liquidity, at any time, to be less than $50,000,000 (the “Minimum Liquidity Amount”) and on or prior to the date that is twenty (20) days following the end of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day), the Borrower shall deliver a certificate of a Senior Financial Officer substantially in the form of Exhibit I certifying compliance with this Section 7.01(b) for each day of the most recently ended month and demonstrating compliance with this Section 7.01(b) as of the last day of such month. Notwithstanding anything to the contrary contained in the foregoing, for purposes of determining compliance with the financial covenant set forth in this Section 7.01(b), if the Borrower permits Liquidity, at any time, to be less than the Minimum Liquidity Amount, the Borrower shall be deemed to have automatically cured such Default if the Borrower is in compliance with such Minimum Liquidity Amount at the end of the Business Day to occur three Business Days after the first day of such non-compliance and has delivered the Administrative Agent and Lenders a certificate of a Senior Financial Officer substantially in the form of Exhibit I demonstrating and certifying to such compliance; provided that the Borrower shall only be permitted to exercise such cure right one time in any three-month period (with such three-month period being measured from the first day of non-compliance); provided, further, that until the Borrower has cured such non-compliance, the Borrower shall be deemed to be in Default and shall notify the Administrative Agent and the Lenders pursuant to Section 6.01(f).
Section 7.02    Indebtedness.
The Borrower will not, and will not permit any Restricted Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:
(a)the incurrence by the Borrower and the Subsidiary Guarantors of Indebtedness under the Loan Documents;
(b)Indebtedness incurred under the ABL Credit Agreement and any Guaranty thereof (subject to the terms of the Term/ABL Intercreditor Agreement) (i) in an aggregate principal amount not to exceed $110,000,000, (ii) with a non-default interest rate not exceeding (x) in the case of “Term Benchmark Loans” (as defined in the ABL Credit Agreement) or their equivalent, the “Adjusted Term SOFR Rate” (as defined in the ABL Credit Agreement as in effect on the date hereof) plus 4.50% at any time, (y) in the case of “ABR Loans” (as defined in the ABL Credit Agreement) or their equivalent, the “Alternate Base Rate” (as defined in the ABL Credit Agreement as in effect on the date hereof) plus 3.50% at any time, and (z) in the case of “RFR Loans” (as defined in the ABL Credit Agreement) or their equivalent, the “Daily Simple RFR” (as defined in the ABL Credit Agreement as in effect on the date hereof) plus 4.50% at any time, and (iii) secured by the Collateral, subject to the terms of the Term/ABL Intercreditor Agreement, and by the UK Borrower Collateral, if any;
(c)Indebtedness existing on the date hereof and set forth in Schedule 7.02;
(d)Indebtedness between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries, to the extent not prohibited by Section 7.10; provided that, in the case of any such Indebtedness owing from a Loan Party to a Restricted Subsidiary that is not a Loan Party such Indebtedness is evidenced by or subject to the Global Intercompany Note;
(e)any Guaranty by any Loan Party of Indebtedness of any Loan Party and any Guaranty by any Loan Party of ordinary course commercial and operational obligations (other than any obligations constituting Indebtedness for borrowed money) of any Restricted Subsidiary that is not a Loan Party, in each case subject to Section 7.11;
(f)purchase money Indebtedness and Indebtedness under any Capital Lease together with any Permitted Refinancing Indebtedness in respect thereof, in each case incurred by any Loan Party, in an aggregate principal amount not to exceed, at the time such Indebtedness is incurred, the greater of (i) $11,000,000 and (ii) ten percent (10.0%) of EBITDA of the Borrower, determined on a consolidated basis, for the twelve (12) month period ending on the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Sections 6.01(a) or 6.01(b); provided that, after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, on the date such debt is incurred and all related transactions are consummated, the Leverage Ratio calculated on a Pro Forma Basis shall be less than 3.00:1.00;
(g)Indebtedness associated with workers’ compensation claims, performance, bid, surety or similar bonds or surety obligations required by governmental requirements or third parties in connection with the operation of the businesses of the Borrower and the Restricted Subsidiaries;
(h)Indebtedness assumed or acquired in connection with any Acquisition permitted by this Agreement, in each case other than Indebtedness for borrowed money (other than purchase money Indebtedness and Capital Leases), so long as such Indebtedness was not incurred in contemplation of such Acquisition;
(i)[reserved];
(j)endorsements of negotiable instruments for collection in the ordinary course of business;
(k)accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of property or services, from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past the due date thereof or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(l)Indebtedness under leases (and any Permitted Refinancing Indebtedness in respect thereof) incurred by the Borrower or any Restricted Subsidiary in respect of any Sale and Lease-Back Transaction permitted by Section 7.16;
(m)unsecured Indebtedness of any Loan Party pursuant to Hedging Contracts permitted by Section 7.17;
(n)Permitted Refinancing Indebtedness with respect to any Indebtedness permitted under clauses (c) or (h) of this Section 7.02;
(o)unsecured Indebtedness and Subordinated Debt of the Borrower or any Subsidiary Guarantor; provided that, after giving effect to the incurrence of such Indebtedness on the date such debt is incurred and all related transactions, the Leverage Ratio calculated on a Pro Forma Basis shall be less than or equal to 3.25:1.00;
(p)Indebtedness of Foreign Subsidiaries of the Borrower for working capital or other general corporate purposes in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;
(q)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
(r)Indebtedness consisting of purchase price adjustments or similar adjustments which are incurred by any Borrower or its Restricted Subsidiaries in connection with any Acquisition, Disposition or Investment permitted under this Agreement (excluding, for the doubt, any such adjustment in the form an earn-out, hold-back amount, other delayed purchase price or any similar amount);

(s)Indebtedness in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depositary network services), employee credit card programs, cash pooling services and any arrangements or services similar to the foregoing;
(t)other Indebtedness in an aggregate outstanding principal amount not to exceed at the time such Indebtedness is incurred the greater of (i) $27,500,000 and (ii) twenty-five percent (25%) of EBITDA of the Borrower, determined on a consolidated basis, for the twelve (12) month period ending on the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Sections 6.01(a) or 6.01(b).
Section 7.03    [Reserved].
Section 7.04    Liens.
The Borrower will not, and will not permit any Restricted Subsidiary to, permit to exist, create, assume or incur any Lien, on its properties or assets, whether now owned or hereafter acquired, except:
(a)Liens created under the ABL Loan Documents, which Liens (other than those on the UK Borrower Collateral) shall be subject to the terms of the Term/ABL Intercreditor Agreement;
(b)Liens for Taxes, assessments or governmental charges not overdue by more than 30 days or the nonpayment of which is permitted by Section 6.07 and for which adequate reserves have been maintained in accordance with GAAP;
(c)Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not overdue by more than ninety (90) days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(d)Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution;
(e)any attachment or judgment Lien not constituting an Event of Default;
(f)Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory or regulatory obligations and other obligations of a like nature incurred in the ordinary course of business (including obligations in respect of letters of credit and similar instruments provided with respect to the foregoing);
(g)Liens incidental to the conduct of business or the ownership of properties and assets (whether arising by contract or by operation of law) incurred in the ordinary course of business and not in connection with the borrowing of money and that do not, in the aggregate, materially impair the use of such property in the operation of the business of the Borrower and its Restricted Subsidiaries taken as a whole or the value of such property for the purposes of such business;
(h)encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way, minor survey exceptions and other rights and restrictions of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially impair the use of such property or assets subject thereto in the business of the Borrower and its Restricted Subsidiaries taken as a whole;
(i)[Reserved];
(j)Liens (i) existing on property at the time of its acquisition by the Borrower or a Restricted Subsidiary and not created in contemplation thereof, regardless of whether the Indebtedness secured by such Lien is assumed by the Borrower or a Subsidiary or (ii) existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Restricted Subsidiary of, or substantially all of its assets are acquired by, the Borrower or a Restricted Subsidiary and not created in contemplation thereof; provided that, in the case of each of clauses (i) and (ii), such Liens do not extend to additional property of the Borrower or any Restricted Subsidiary and that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed the fair market value of the property subject thereto;
(k)Liens arising out of Sale and Leaseback Transactions permitted by Section 7.16;
(l)Liens securing Indebtedness incurred pursuant to Section 7.02(p);
(m)Liens created under the Collateral Documents;
(n)Liens imposed by laws, such as carriers’, warehousemen’s, landlord’s, operators’, vendors’, suppliers’, workers’, materialmen’s, construction, carriers’, repairmen’s, mechanics’ or other like Liens, in each case, incurred in the ordinary course of business or incident to the exploration, development, operation and maintenance of oil and gas properties each of which is in respect of obligations that are not overdue by more than thirty (30) days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(o)Liens on pipelines or pipeline facilities that arise by operation of law;
(p)Liens existing on the date hereof and set forth on Schedule 7.04; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof other than the amount of premiums paid thereon and the fees and expenses incurred in connection therewith;
(q)Non-exclusive licenses of intellectual property granted to customers in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of any Borrower or any Restricted Subsidiary;
(r)contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the Related Businesses and are for claims which are not overdue by more than thirty (30) days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, if any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such property subject thereto;
(s)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(t)Liens created pursuant to Capital Leases or purchase money Indebtedness permitted pursuant to Section 7.02(f); provided that such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary other than proceeds and products thereof, accession, replacements or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 7.02(f) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);
(u)Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness within one year of maturity thereof;
(v)Liens on and pledges of Capital Stock of any Unrestricted Subsidiary or Joint Venture solely to the extent securing Non-Recourse Debt of such Unrestricted Subsidiary or Joint Venture, as applicable; and
(w)other Liens not otherwise permitted under clauses (a) through (v) of this Section 7.04, so long as the principal amount of all Indebtedness secured under this clause (w) shall not exceed at the time such Lien is incurred the greater of (i) $27,500,000 and (ii) twenty-five percent (25%) of EBITDA of the Borrower, determined on a consolidated basis, for the twelve (12) month period ending on the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Sections 6.01(a) and 6.01(b).
In connection with the granting of Liens of the type described in this Section 7.04 by the Borrower or any of its Restricted Subsidiaries, the Administrative Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens, subject to the provisions under Section 10.01).
Section 7.05    Fundamental Changes.
The Borrower will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:
(a)the Borrower may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that:
(i)the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Borrower as an entirety, as the case may be, is a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Borrower is not such corporation or limited liability company, such entity (x) shall have executed and delivered to the Administrative Agent its assumption of the due and punctual performance and observance of each covenant and condition of the Loan Documents, (y) shall have caused to be delivered to the Administrative Agent (1) an opinion of independent counsel reasonably satisfactory to the Required Lenders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and such other matters (including in respect of collateral and guarantees) as the Administrative Agent may request, (2) all information and documents reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, or other applicable Anti-Corruption Laws and Anti-Money Laundering Laws or satisfying internal reputational requirements shall have been received and satisfied such requirements and (3) a duly executed reaffirmation of the Guaranty and Collateral Documents by all Loan Parties thereto at the time of such assumption;
(ii)immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
(iii)immediately after giving effect to such transaction, the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document to which such Loan Party is a party, shall be true and correct in all material respects (except with respect to representations and warranties which are expressly qualified by materiality, which shall be true and correct in all respects) on and as of the date of such transaction, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except with respect to representations and warranties which are expressly qualified by materiality, which shall be true and correct in all respects) as of such earlier date;
(b)Any Restricted Subsidiary may (x) consolidate with or merge into the Borrower (provided that the Borrower is the surviving entity) or sell, transfer or lease all or any part of its assets to the Borrower or a Restricted Subsidiary (upon voluntary liquidation or otherwise) or (y) consolidate with, merge into or sell, transfer or lease all or any part of its assets to a Restricted Subsidiary (upon voluntary liquidation or otherwise), or (z) consolidate with or merge into, or sell, transfer or lease all or substantially all of its assets to, any Person in a transaction that is permitted by Section 7.06 or, as a result of which, such Person becomes a Restricted Subsidiary; provided, in each instance set forth in clauses (x) through (z) that, immediately before and after giving effect thereto, there shall exist no Default or Event of Default and further provided that a Subsidiary Guarantor may not merge into, or sell all or substantially all of its assets to, (A) a Restricted Subsidiary that is not a Subsidiary Guarantor or (B) to a Person that becomes a Restricted Subsidiary, unless, concurrently therewith such Restricted Subsidiary becomes a party to the Subsidiary Guaranty and the Security Agreement and the Borrower delivers to the Administrative Agent the documents required by Sections 6.09(a)(i) through (iii) and has otherwise satisfied the conditions required by Sections 6.09(a)(i) through (iii), in each case, in respect of such Restricted Subsidiary.
Section 7.06    Dispositions.
Except as permitted by Section 7.05, the Borrower will not, and will not permit any Restricted Subsidiary to, consummate any Disposition, in one or a series of transactions, to any Person, other than:
(a)Dispositions of (i) inventory, (ii) goods held for sale, (iii) worn-out, obsolete or surplus assets and (iv) immaterial assets with a fair market value, in the case of this clause (iv), of less than $2,500,000 in the aggregate in any fiscal year and, in each case, in the ordinary course of business;
(b)Dispositions to the Borrower or another Guarantor;
(c)Dispositions by a non-Guarantor Restricted Subsidiary to another non-Guarantor Restricted Subsidiary;
(d)Dispositions of obsolete, worn out or surplus equipment in an aggregate amount not to exceed $1,000,000 in any fiscal year;
(e)Dispositions of cash and Cash Equivalents otherwise permitted by this Agreement;

(f)Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;
(g)Sale and Leaseback Transactions permitted under Section 7.16;
(h)Dispositions resulting from any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, or confiscation or requisition of use of, any property or asset of any Borrower or any Restricted Subsidiary;
(i)abandonment, cancellation or Disposition of any Intellectual Property of any Loan Party in the ordinary course of business that in Borrower’s reasonable judgment, is no longer necessary for or material to the conduct of the business of Borrower and its Restricted Subsidiaries (taken as a whole);
(j)the leasing or subleasing of inventory, equipment and real property of any Loan Party or its Subsidiaries in the ordinary course of business that does not materially interfere with the ordinary conduct of such Loan Party’s business;
(k)Dispositions of equipment or real property to the extent that (i) such equipment or real property is exchanged for credit against the purchase price of similar replacement equipment or real property, or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement equipment or real property;
(l)Dispositions of (i) the Arkansas Brine Assets (other than the Arkansas Bromine Assets to the extent any Additional Committed Loans have been borrowed hereunder) and (ii) to the extent any Additional Committed Loans have been borrowed hereunder, the Arkansas Bromine Assets pursuant to any Permitted Swap Transaction;
(m)Dispositions of Lithium Rights pursuant to that certain License, Exploration and Option Agreement dated May 2, 2018, by and among TETRA Technologies, Inc., California Lithium Ltd., and Standard Lithium Ltd in connection with the exercise of the option to acquire such assets thereunder; and
(n)Dispositions not otherwise permitted by this Section 7.06; provided that, (i) no Default or Event of Default exists or would result therefrom, (ii) the Fair Market Value of the assets subject to such Dispositions does not exceed $50,000,000 in any fiscal year of the Borrower and (iii) at least 75% of the total consideration for any such Disposition shall be received by the Borrower and its Restricted Subsidiaries in the form of cash and Cash Equivalents.
For the avoidance of doubt, to the extent any Additional Committed Loans have been borrowed hereunder, the Borrower and its Restricted Subsidiaries shall not be permitted to Dispose of any Arkansas Bromine Interests other than pursuant to Permitted Swap Transactions.
Section 7.07    Burdensome Agreements.
The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Contractual Obligation (other than this Agreement, any other Loan Document, the ABL Credit Agreement, any other ABL Loan Document or any other agreement governing Indebtedness permitted to be incurred pursuant to Section 7.02 that is not materially more restrictive than the restrictions contained herein) that limits the ability (i) of any Restricted Subsidiary that is not a Subsidiary Guarantor to make Restricted Payments with respect to its Capital Stock, or (ii) of the Borrower or any other Loan Party to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Administrative Agent and the Lenders pursuant to the Collateral Documents; provided, however, that this clause (ii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness. The foregoing shall not prevent (i) restrictions on the transfer of Equity Interests in Unrestricted Subsidiaries, (ii) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business, (iii) any restriction with respect to assets imposed pursuant to any agreement otherwise permitted hereunder entered into for the Disposition of such assets prior to the closing of such Disposition, (iv) restrictions on the transfer or pledge of interests in any personal property constituting Excluded Assets, (v) restrictions and conditions imposed by any applicable Law, (vi) restrictions or conditions contained in any agreement in effect at the time any Person becomes a Restricted Subsidiary so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary, (vii) restrictions on cash or Cash Equivalents imposed by agreements entered into in the ordinary course of business or constituting a Lien permitted by Section 7.04, (viii) customary provisions in joint venture agreements and other similar agreements applicable solely to such joint venture or any Equity Interests in such joint venture and (ix) provisions in Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted under Section 7.02(p) to the extent such provisions apply only to such Restricted Subsidiary and do not otherwise impair the ability of the Loan Parties to satisfy their obligations under this Agreement.
Section 7.08    Designation of Restricted and Unrestricted Subsidiaries.
(a)Unless designated as an Unrestricted Subsidiary in accordance with Section 7.08(c), any Person (other than any Unrestricted Subsidiary existing on the Closing Date or any future subsidiaries of any such Unrestricted Subsidiary) that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.
(b)Notwithstanding anything in this Agreement or any Loan Document to the contrary, (i) no Subsidiary of the Borrower may be designated as an Unrestricted Subsidiary if it owns or exclusively licenses any Material Intellectual Property at the time of designation; provided that nothing in this Agreement shall prohibit an Unrestricted Subsidiary from owning or holding Material Intellectual Property created by such Unrestricted Subsidiary, and (ii) neither the Borrower nor any Restricted Subsidiary shall be permitted to transfer or assign (whether pursuant to a sale, Disposition, Investment, or otherwise) any Material Intellectual Property to an Unrestricted Subsidiary.
(c)The Borrower may designate any Restricted Subsidiary as an Unrestricted Subsidiary and any Unrestricted Subsidiary as a Restricted Subsidiary by notice in writing given to the Administrative Agent; provided that,
(i)the Borrower may not designate a Restricted Subsidiary as an Unrestricted Subsidiary unless at such time, and in the case of clause (C), at all times thereafter until such Subsidiary is designated as a Restricted Subsidiary: (A) immediately before and after such designation such Restricted Subsidiary does not own, directly or indirectly, any Indebtedness or Capital Stock of the Borrower or any other Restricted Subsidiary, (B) immediately before and after such designation no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to such designation and (C) such designation shall be and such Unrestricted Subsidiary shall continue to exist for bona fide business operational purposes in the ordinary course of business and shall not, for example, be for so called liability management purposes;
(ii)after giving effect to such designation on a Pro Forma Basis, on the date of such designation, the Leverage Ratio shall not be greater than 3.00 to 1.00;
(iii)no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary;

(iv)no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary, or any of its Subsidiaries, is liable for or a lender of any Indebtedness of the Borrower or any Restricted Subsidiary (with or without recourse to any of the assets of the Borrower or any Restricted Subsidiary as security for such Indebtedness) or if the Borrower or any Restricted Subsidiary is a lender to such Subsidiary, and no Unrestricted Subsidiary may, at any time, incur, create, assume or be liable for or a lender of any Indebtedness of the Borrower or any Restricted Subsidiary (with or without recourse to any of the assets of the Borrower or any Restricted Subsidiary as security for such Indebtedness) or become a lender or creditor to the Borrower or any Restricted Subsidiary or own, directly or indirectly, Capital Stock of the Borrower or any Restricted Subsidiary;
(v)such designation does not violate the ABL Credit Agreement or ABL Loan Documents;
(vi)the Borrower shall deliver to the Administrative Agent prior to such designation a certificate of a Responsible Officer of the Borrower, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating compliance with the foregoing clauses (i) through (iii) of this Section 7.08 and certifying that such Subsidiary meets the requirements of an “Unrestricted Subsidiary” and the requirements of this Section 7.08;
(vii)no Subsidiary may be designated as an Unrestricted Subsidiary or thereafter be an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” (or equivalent term) under the ABL Credit Agreement or the ABL Loan Documents or any other Material Indebtedness of the Borrower or any other Restricted Subsidiary;
(viii)notwithstanding Section 7.04(h), if an Unrestricted Subsidiary is designated as a Restricted Subsidiary, all outstanding Indebtedness and Liens of such Subsidiary shall be deemed to have been incurred as of the date of such designation; and
(ix)if a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 7.11 or under one or more clauses of the definition of Permitted Investments, as determined by the Borrower, provided that designation will only be permitted if the Investment would be permitted at the time pursuant to Section 7.11 and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary and the requirements of this Section 7.08.
Section 7.09    Nature of Business.
The Borrower will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Borrower and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Borrower and its Subsidiaries, taken as a whole, are engaged on the Closing Date and any businesses incidental, reasonably related or ancillary thereto.
Section 7.10    Transactions with Affiliates.
(a)The Borrower will not and will not permit any Restricted Subsidiary to enter into any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Borrower or a Subsidiary Guarantor) (an “Affiliate Transaction”), unless:

(i)the Affiliate Transaction is upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate and, with respect to any Affiliate Transaction with a Controlled Affiliate, such Affiliate Transaction is entered into in the ordinary course of Borrower’s or such Restricted Subsidiary’s business;
(ii)with respect to any Affiliate Transaction involving aggregate consideration in excess of $25,000,000 for such Affiliate Transaction or series of related Affiliate Transactions, the Borrower delivers to the Administrative Agent a resolution of the Board of Directors of the Borrower set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) of this Section 7.10(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Borrower
(iii)with respect to any Affiliate Transaction involving aggregate consideration in excess of $50,000,000 for such Affiliate Transaction or series of related Affiliate Transactions, the Borrower delivers to the Administrative Agent an opinion as to the fairness to the Borrower or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; and
(iv)except with respect to any Affiliate Transaction conducted in the ordinary course of business, no Default or Event of Default has occurred and is continuing.
(b)The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 7.10(a) hereof:
(i)any transaction or series of related transactions involving aggregate consideration of less than $1,000,000;
(ii)any employment, consulting or similar agreement or arrangement, stock option or stock ownership plan, employee benefit plan, equity award, equity option, equity appreciation agreement or plan, officer or director indemnification agreement, restricted stock agreement, severance agreement or other compensation plan or arrangement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and payments, awards, grants or issuances of securities pursuant thereto;
(iii)[reserved];
(iv)payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of, and compensation paid to, and indemnity, insurance or other benefits provided on behalf of, officers, directors, employees or consultants of the Borrower or any of its Restricted Subsidiaries, including, but not limited to, advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;
(v)payment of loans or advances to employees not to exceed $2,500,000 in the aggregate at any one time outstanding;
(vi)any issuance of Equity Interests (other than Disqualified Stock) to, or receipt of a capital contribution from, Affiliates of the Borrower;
(vii)transactions between the Borrower or any Restricted Subsidiary and any Person, a director of which is also a director of the Borrower or any direct or indirect parent company of the Borrower and such director is the sole cause for such Person to be deemed an Affiliate of the Borrower or any Restricted Subsidiary; provided, however, that such director abstains from voting as a director of the Borrower or such direct or indirect parent company of the Borrower, as the case may be, on any matter involving such other Person;
(viii)the performance of obligations of the Borrower or any of its Restricted Subsidiaries under the terms of any of the agreements set forth on Schedule 7.10, as such agreements may be amended, modified or supplemented from time to time as long as such amendment, modification or supplement is not materially less advantageous to the Borrower or its Restricted Subsidiaries, taken as a whole, than the agreement so amended, modified or supplemented; and
(ix)Restricted Payments that do not violate Section 7.11 or any Permitted Investments.
Section 7.11    Restricted Payments.
(a)The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(i)declare or pay any dividend or make any other payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any of its Restricted Subsidiaries) to the direct or indirect holders of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower and other than dividends or distributions payable to the Borrower or any Restricted Subsidiary);
(ii)purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower or any direct or indirect parent of the Borrower held by any Person other than the Borrower or a Restricted Subsidiary;
(iii)make any voluntary prepayment on or with respect to, or voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, unsecured Indebtedness (other than Indebtedness of a Restricted Subsidiary that is not a Loan Party) or Indebtedness secured by a junior Lien on any Collateral (any such Indebtedness, “Restricted Debt”)(other than any intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries in accordance with the subordination provisions applicable thereto and the purchase, repurchase or other acquisition of Restricted Debt purchased at the final scheduled time required for satisfying a final scheduled sinking fund obligation or final scheduled maturity); or
(iv)make any Restricted Investment
(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”).
(b)The provisions of Section 7.11(a) will not prohibit:
(i)the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Agreement;

(ii)the making of any Restricted Payment in exchange for, or out of the net cash proceeds from the substantially concurrent (A) contribution (other than from a Subsidiary of the Borrower) to the equity capital of the Borrower or (B) sale (other than to a Subsidiary of the Borrower) of Equity Interests of the Borrower (other than Disqualified Stock) that is not otherwise applied for any other purpose under this Agreement;
(iii)the repurchase, redemption, defeasance or other acquisition or retirement for value of Restricted Debt (including the payment of any required premium and any fees and expenses incurred in connection with such repurchase, redemption, defeasance or other acquisition or retirement) (A) with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Permitted Refinancing Indebtedness or (B) as long as no Default or Event of Default has occurred and is continuing, in an aggregate amount up to $20,000,000 since the Closing Date;
(iv)the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of Equity Interests (other than Disqualified Stock) of such Restricted Subsidiary; provided that such dividend or similar distribution is paid to all holders of such Equity Interests on a pro rata basis based on their respective holdings of such Equity Interests;
(v)so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the defeasance, repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Restricted Subsidiary held by any of the current or former directors or employees of the Borrower or of any Restricted Subsidiary (or the relevant Person’s estate or beneficiary of such Person’s estate); provided, however, that the aggregate price paid for all such defeased, repurchased, redeemed, acquired or retired Equity Interests may not exceed $2,500,000 in any fiscal year, with any portion of such $2,500,000 amount that is unused in any fiscal year to be carried forward to the immediately succeeding twelve month period (but not to any twelve month period thereafter) and added to such amount, plus, to the extent not previously applied or included (A) the cash proceeds received by the Borrower or any of its Restricted Subsidiaries from sales of Equity Interests of the Borrower to employees or directors of the Borrower or its Affiliates that occur after the Closing Date and (B) the cash proceeds of key man life insurance policies received by the Borrower or any of its Restricted Subsidiaries after the Closing Date;
(vi)the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise, exchange or vesting of any restricted stock, options, warrants, incentives or rights to acquire Equity Interests;
(vii)payments of cash, dividends, distributions, advances or other Restricted Payments, in each case, made in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests or in connection with the payment of a dividend or distribution to the holders of Equity Interests of the Borrower in the form of Equity Interests (other than Disqualified Stock) of the Borrower;
(viii)the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Borrower or any Restricted Subsidiary representing fractional units of such Equity Interests in connection with a merger or consolidation involving the Borrower or such Restricted Subsidiary or any other transaction permitted by this Agreement;

(ix)in connection with an acquisition by the Borrower or any of its Restricted Subsidiaries, the return to the Borrower or any of its Restricted Subsidiaries of Equity Interests of the Borrower or its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims or purchase price adjustments;
(x)[Reserved.]
(xi)payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the assets of the Borrower that complies with Section 7.05; and
(xii)so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed, at the time such Restricted Payment is made, the sum of (A) the greater of (i) $27,500,000 and (ii) twenty-five percent (25%) of EBITDA of the Borrower, determined on a consolidated basis, for the twelve (12) month period ending on the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Sections 6.01(a) and 6.01(b) plus (B) an unlimited amount so long as, in the case of this clause (B), at the time of such Restricted Payment and immediately thereafter, the Leverage Ratio, calculated on a Pro Forma Basis, is not greater than 1.75 to 1.00; provided, that for purposes of this Section 7.11(b)(xii), Unrestricted Cash shall not be deducted from clause (a) of the definition of Consolidated Net Funded Indebtedness for purposes of calculating Consolidated Net Funded Debt or the Leverage Ratio.
(c)The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Borrower or such Restricted Subsidiary of the Borrower, as the case may be, pursuant to such Restricted Payment, except that the Fair Market Value of any non-cash dividend or distribution paid within 60 days after the date of its declaration shall be determined as of such date of declaration.
Section 7.12    Terrorism Sanctions Regulations.
(a)The Borrower will not, and will not permit any Controlled Entity to, (i) become (including by virtue of being owned or controlled by a Sanctioned Person), own or control a Sanctioned Person or any Person that is the target of Sanctions, (ii) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Committed Loans) with any Person if such investment, dealing or transaction (A) would cause any Lender to be in violation of any law or regulation applicable to such Lender, or (B) is prohibited by or subject to any Anti-Corruption Laws or Sanctions or (iii) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any Lender to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to Sanctions.
(b)The Borrower will not request any Committed Loans hereunder, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Committed Loans made hereunder (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws in any material respect, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 7.13    [Reserved].

Section 7.14    Amendments to Material Documents.
The Borrower will not, and will not permit any Restricted Subsidiary to, enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under (a) any agreement related to Indebtedness if, after giving effect to such modification, amendment or waiver, such Indebtedness would not be on terms permitted for such Indebtedness at the time of the original incurrence or assumption thereof, (b) any of the ABL Loan Documents, except as permitted by the Intercreditor Agreement, (c) its Organization Documents in any manner materially adverse to the Lenders, (d) any Bromine Project Document if, after giving effect to such modification, amendment or waiver, such Bromine Project Document would not be on terms required under Section 4.02(d) or (e) any Brine Lease in any manner materially adverse to the Lenders.
Section 7.15    Accounting.
The Borrower will not, and will not permit any Restricted Subsidiary to, change its fiscal year or make any change (a) in accounting treatment or material reporting practices, except as required or permitted by GAAP, or (b) in tax reporting treatment, except as required or permitted by law.
Section 7.16    Sale and Leaseback Transactions.
No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by any Borrower or any Restricted Subsidiary to a Person that is not an Affiliate of the Borrower and that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital assets and in an aggregate amount not to exceed $25,000,000 during any fiscal year; provided, that (i) the Net Available Cash from any Sale and Leaseback Transaction permitted pursuant to this Section 7.16 shall be applied to prepay the Committed Loans pursuant to Section 2.04(b)(ii) and (ii) in no event shall the Arkansas Bromine Processing Facility be subject to any Sale and Leaseback Transaction.
Section 7.17    Hedging Contracts.
No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any Hedging Contract, except (a) any Hedging Contract entered into to hedge or mitigate risks to which Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any Restricted Subsidiary), and (b) Hedging Contracts entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Borrower or any Restricted Subsidiary.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
Section 8.01    Events of Default.
Any of the following shall constitute an Event of Default:
(a)the Borrower defaults in the payment of any principal of any Committed Loan when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)the Borrower defaults in the payment of any interest, fees, breakage or any other amounts, if any, on or in respect of any Committed Loan for more than five Business Days (or for more than 30 days from the presentment of invoice related to expenses) after the same becomes due and payable; or

(c)the Borrower defaults in the performance of or compliance with any agreement contained in Section 2.04(b)(i) (solely with respect to the Borrower’s obligation to deliver a certificate to the ABL Administrative Agent), Sections 6.01, 6.08 (solely with respect to the existence of the Borrower), 6.12, 6.13, 6.15, 6.16, 6.17 or Article VII; or
(d)the Borrower defaults in the performance of or compliance with any agreement contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 8.01) or in the Collateral Documents and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) the Borrower receiving written notice of such default from any Lender; or
(e)any representation or warranty made or deemed made in writing by or on behalf of the Borrower or any Subsidiary Guarantor in this Agreement or any other Loan Document or in any certificate furnished the Borrower or any Subsidiary Guarantor in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or
(f)(i) the Borrower or any Restricted Subsidiary is in default (x) in the payment of any Material Indebtedness (other than the Obligations) beyond any period of grace provided with respect thereto, (y)  in the performance of any agreement governing any Material Indebtedness or compliance with any term of any Material Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and, in each case, as a consequence of such default or condition such Material Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (z) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into Equity Interests) or (ii) any Material Indebtedness (other than the Obligations) of the Borrower or its Restricted Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof (other than any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness); or
(g)the Borrower or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it, of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h)a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Borrower or any Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Borrower or any Restricted Subsidiary, or any such petition shall be filed against the Borrower or any Restricted Subsidiary and such petition shall not be dismissed within sixty (60) days; or
(i)a judgment or judgments for the payment of money aggregating more than $20,000,000 (net of insurance coverage, provided that the insurance carriers are solvent and have not denied their obligation to satisfy such judgments in writing) are rendered against one or more of the Borrower and any Restricted Subsidiaries, which judgments are not, within sixty (60)days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or
(j)if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Borrower or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans determined in accordance with Title IV of ERISA, shall be greater than $20,000,000, (iv) the Borrower or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Borrower or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Borrower or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Borrower or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or
(k)except as otherwise permitted under Section 8.01(l) below, any provision of the Loan Documents ceases to be in full force and effect for any reason, including by reason of (A) it being declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or (B) the validity or enforceability thereof being contested by any of the Borrower or any Subsidiary Guarantor in writing or any of them denying in writing that it has any or further liability under any Loan Document to which it is a party; or
(l)(i) any security interest created by any Collateral Document ceases to be in full force and effect (except as permitted by the terms of this Agreement or such Collateral Document) with respect to Collateral having a Fair Market Value in excess of $2,500,000, or an assertion by the Borrower, any Subsidiary Guarantor that any Collateral having a Fair Market Value in excess of $2,500,000 is not subject to a valid, perfected security interest (except as permitted by the terms of this Agreement or any of the Collateral Documents); or (ii) the repudiation in writing by the Borrower or any Subsidiary Guarantor of any of its or their material obligations under any Collateral Document; or
(m)there occurs any Change of Control.
As used in Section 8.1(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
Section 8.02    Remedies upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Committed Loans to be terminated, whereupon such commitments shall be terminated;
(b)declare the unpaid principal amount of all outstanding Committed Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan

Document (including, for the avoidance of doubt, any amounts owing under Section 3.05) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
(c)exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents;
provided, however, that upon the occurrence of any event described in Sections 8.01(g) and (h) above, the obligation of each Lender to make Committed Loans shall automatically terminate, and the unpaid principal amount of all outstanding Committed Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
Without limiting the generality of the foregoing, it is understood and agreed that if, on or prior to the Scheduled Maturity Date, (i) the Committed Loans become due and payable in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency related event (including any Bankruptcy Event or acceleration of claims by operation of law)) or the Committed Loans are reinstated pursuant to Section 1124 of the United States Bankruptcy Code or (ii) the board of directors (or similar governing body) of any Loan Party (or any committee thereof) adopts or causes the adoption or occurrence of any resolution, written consent or otherwise authorizing any action to approve any bankruptcy or insolvency related event (including any Bankruptcy Event) (each of the foregoing clauses (i) and (ii), a “Specified Event”), the prepayment premium that would have applied if, at the time of such Specified Event, the Borrower had paid, repaid, refinanced, substituted or replaced any or all of the Committed Loans pursuant to Section 2.04 and (if not already paid in full prior to such date) will also be automatically and immediately due and payable and the Prepayment Amount shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a good faith and reasonable calculation of and compensation for the Lenders’ loss of an investment opportunity (but not as a penalty) and not as a result thereof. Any Prepayment Amount payable hereunder shall be presumed to be the liquidated damages (and not, for the avoidance of doubt, unmatured interest or a penalty) sustained by the Lenders as the result of such Specified Event and the Borrower and the other Loan Parties agree that the Prepayment Amount is reasonable under the circumstances currently existing. The Prepayment Amount shall be immediately due and payable upon the occurrence of a Specified Event without regard to whether such Specified Event is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Committed Loans and other Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means.
Notwithstanding anything to the contrary contained herein, if any Event of Default occurs and is continuing, (a) the Borrower shall continue to operate, and shall cause any Subsidiary or subcontractors, as applicable, to operate, the Arkansas Bromine Assets in the ordinary course of business and consistent with past practice of the Borrower, including, but not limited to, the extraction of the Arkansas Bromine Interests in accordance with Applicable Law and (b) the Borrower shall continue to carry out all operations that would be conducted by a reasonable and prudent operator in accordance with applicable industry practices in connection with the extraction of the Arkansas Bromine Interests, in each case except to the extent necessary to comply with applicable Law or to the extent the Borrower (or such Subsidiary or subcontractor) is prevented from doing so as a result of the exercise of remedies by the Administrative Agent or the Lenders hereunder.
THE BORROWER AND EACH OTHER LOAN PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF

THE FOREGOING PREPAYMENT AMOUNT IN CONNECTION WITH ANY SUCH SPECIFIED EVENT.
Section 8.03    Application of Funds.
After the exercise of remedies provided for in Section 8.02 (or after the Committed Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.14, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Committed Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE IX
ADMINISTRATIVE AGENT
Section 9.01    Appointment and Authority.
(a)Each Lender hereby irrevocably appoints Silver Point Finance, LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Administrative Agent is hereby expressly authorized to negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender. Except as otherwise expressly provided in Section 9.06, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations, functions, responsibilities or duties arising under agency doctrine of any applicable Law (and none shall be read into this Agreement). Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 9.02    Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.03    Exculpatory Provisions.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(d)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.
(e)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(f)The Administrative Agent shall not be responsible for (i) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (ii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral. The actions described in the foregoing clauses (i) and (ii) shall be the sole responsibility of the Borrower.
(g)The Administrative Agent shall not be (i) required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as such Administrative Agent or (ii) required to take any enforcement action against a Subsidiary Guarantor or any other obligor outside of the United States.
(h)The delivery of any reports, information and documents to the Administrative Agent that are not addressed to the Administrative Agent, the Lenders or the Secured Parties is for informational purposes only and the Administrative Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower’s or any other obligor’s compliance with any of its covenants or obligations hereunder.
Section 9.04    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Committed Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Committed Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.05    Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 9.06    Resignation of Administrative Agent.
(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(a)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(b)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor (such agreement not to be unreasonably withheld, conditioned or delayed). After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.06 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 9.07    Non-Reliance on Administrative Agent and Other Lenders.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08    Right to Request and Act on Instructions.
The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Administrative Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Person shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of the Required Lenders (or such other applicable portion of the Lenders), the Administrative Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable law or exposes the Administrative Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 10.04.
Section 9.09    Administrative Agent May File Proofs of Claim; Credit Bidding.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Committed Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Committed Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations (as defined in the Collateral Documents) pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under

Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles, provided, that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
Section 9.10    Collateral and Guaranty Matters.
The Lenders irrevocably authorize and direct the Administrative Agent:
(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;
(b)to release any guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Domestic Subsidiary as a result of a transaction permitted hereunder; and
(c)to release such Liens and guarantees as provided in Section 10.01.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10; provided, that, the Borrower shall have delivered to the Required Lenders, at least three (3) Business Days prior to the date of the proposed release (or such shorter time as the Required Lenders may agree), a written request for release summarizing the release and stating that such transaction is in compliance with this Agreement and the other Loan Documents (and the Lenders hereby authorize and direct the

Administrative Agent to conclusively rely on such certifications in performing its obligations under this Section 9.10).
Section 9.11    Third Parties.
(a)The Administrative Agent hereby informs the Lenders that it is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that it has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Committed Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Committed Loans or the Commitments for an amount less than the amount being paid for an interest in the Committed Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE X
MISCELLANEOUS
Section 10.01    Amendments, Releases, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(b)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(c)reduce the principal of, or the rate of interest specified herein on, any Committed Loan, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(d)change Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or
(e)change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) no Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein (but subject in all respects to the last sentence in the definition of “Defaulting Lenders”), no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
The Lenders hereby irrevocably agree that the Liens granted to the Administrative Agent by the Loan Parties on any Collateral shall be released (i) in full, upon the termination of this Agreement and the payment in full of all Obligations hereunder (except for contingent indemnification obligations) and the termination of all Aggregate Commitments, (ii) upon the sale or other Disposition of such Collateral (including as part of or in connection with any other sale or other Disposition permitted hereunder) to any Person other than another Loan Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement; provided that, the Borrower shall have delivered to the Administrative Agent, at least three (3) Business Days prior to the date of the proposed release (or such shorter time as the Administrative Agent may agree), a written request for release identifying the relevant Loan Party, summarizing the transaction and stating that such transaction is in compliance with this Agreement and the other Loan Documents (and the Lenders hereby authorize and direct the Administrative Agent to conclusively rely on such certifications in performing its obligations under this Section 10.01), (iii) to the extent such Collateral is comprised of property leased to a Loan Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 10.01), (v) to the extent the property constituting such Collateral is owned by any Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, (vi) as required by the Administrative Agent to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Collateral Documents and the UCC, and (vii) if such assets constitute Excluded Assets. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Additionally, the Lenders hereby irrevocably agree that any Restricted Subsidiary that is a Subsidiary Guarantor shall be released from the Subsidiary Guaranty upon consummation of any transaction (or redesignation) not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary; provided, that, the Borrower shall have delivered to the Administrative Agent, at least three (3) Business Days prior to the date of the proposed termination (or such shorter time as the Administrative Agent may agree), a written request for release summarizing the transaction and stating that such transaction is in compliance with this Agreement and the other Loan Documents (and the Lenders hereby authorize and direct the Administrative Agent to conclusively rely on such certifications in performing its obligations under this Section 10.01). The Lenders hereby authorize the Administrative Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Subsidiary Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.

Section 10.02    Notices; Effectiveness; Electronic Communications.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE DISCLOSURE DOCUMENTS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE DISCLOSURE DOCUMENTS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN

CONNECTION WITH THE DISCLOSURE DOCUMENTS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Disclosure Documents or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) [Reserved], (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04    Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Required Lenders (which shall be limited, in the case of legal expenses, to the reasonable fees, charges and disbursements of one outside counsel for the Administrative Agent and the Required Lenders, taken as a whole, one local counsel to the Administrative Agent and the Required Lenders in each necessary local jurisdiction and, in case of a conflict of interest with any other Lenders, another firm of counsel) in connection with (x) the preparation, negotiation, execution, enforcement and delivery of this Agreement and the other Loan Documents and instruments referred to herein and therein, (y) the administration, review, analysis, audit and assessment hereof and thereof and any amendment, modification, waiver or consent relating hereto or thereto (whether or not effective) and (z) the syndication of the Committed Loans or the administration of this Agreement (in each case, for the avoidance of doubt, including (I) travel, photocopy, mailing, courier, telephone and other similar expenses, (II) expenses incurred both before and after the execution hereof and including advice of counsel as described above as to the rights and duties of the Agents, the Required Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) pay all reasonable and documented out of pocket costs and expenses of the Administrative Agent and each Lender in connection with the enforcement of their rights under this Agreement and the other Loan Documents and the documents and instruments referred to herein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (which shall be limited, in the case of legal expenses, to the fees, charges and disbursements of one counsel to the Administrative Agent, one counsel to the Lenders, taken as a whole (and if requested by any affected Lender in the case of any actual conflict of interests where the Administrative Agent or such affected Lender informs the Borrower of such conflict, one counsel to each such affected Lender), and any local counsel in any relevant jurisdiction, and in each case shall extend to the fees, charges and disbursement of such counsel in connection with any analysis or other advice related to the Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof and which shall include other outside consultant fees). The Borrower shall pay any amounts due to the Administrative Agent or any Lender under this Section 10.04(a) within thirty (30) days of receiving an invoice documenting such amounts.
(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of one counsel for all Indemnitees), taken as a whole (and, if reasonably necessary, one local counsel in each relevant and applicable jurisdiction and, in the case of an actual or perceived conflict, another firm of counsel), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Committed Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials at, on, under or emanating or from any property owned, leased or operated by the Borrower or any of its Subsidiaries or any Environmental Liability of the Borrower or any of its Subsidiaries incurred by such Indemnitee in connection with this Agreement and the other Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (I) the gross negligence or willful misconduct of such Indemnitee, any Affiliate of such Indemnitee or any Related Party of any of the foregoing Persons, or (II) for a material breach of an Indemnitee’s obligations hereunder or under any other Loan Document, or (y) arise from any dispute solely between and among Indemnitees to the extent such disputes do not arise from any act or omission of the Borrower or any of its Subsidiaries or Affiliates (other than claims against an Indemnitee acting solely in its capacity as an agent, arranger or similar role under this Agreement or other Loan Documents). This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof within 30 days of such request therefor, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party thereof acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. If any indemnity furnished by the Lenders to the Administrative Agent pursuant to this Section 10.04(c) for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity from the Lenders and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished by the Lenders. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(e).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Committed Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages to the extent resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section 10.04 shall be payable not later than ten Business Days after demand therefor.
(f)Survival. The agreements in this Section 10.04 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all the other Obligations, and the termination of this Agreement.

Section 10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 10.06    Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 10.06, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.06, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 10.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Committed Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Committed Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section 10.06, the aggregate amount of the Commitment (which for this purpose includes Committed Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Committed Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than

$5,000,000 unless each of the Administrative Agent and, so long as (x) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (y) no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Committed Loans or the Commitment assigned.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.06 and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or an Approved Assignee; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that such processing and recordation fee may be waived by the Administrative Agent, in its sole discretion. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Loan Parties or any of their respective Subsidiaries or Affiliates, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural person.
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Committed Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Committed Loans in accordance with its

Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Committed Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Committed Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and .stated interest) of each Participant’s interest in the Committed Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender selling any participation would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.
(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; provided further that any foreclosure by any such Lender or such pledge or security interest shall be permitted hereunder notwithstanding Section 10.06(b).
Section 10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, funding sources, investors, potential investors, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential to the same extent required hereunder), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case the Administrative Agent or such Lender, as applicable, agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental, bank regulatory or self-regulatory authority exercising examination or regulatory authority) to the extent not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Administrative Agent or such Lender, as applicable, agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental, bank regulatory or self-regulatory authority exercising examination or regulatory authority) to the extent not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan

Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or credit insurance transaction relating to the Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section 10.07, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their its businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, any Lender may disseminate general information describing this credit facility, including the name of the Borrower and a general description of the Borrower’s businesses, and a high level summary of terms of this credit facility, and may use the Borrower’s logos, trademarks or product photographs in marketing materials.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or its Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
Section 10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Committed Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Committed Borrowing, and shall continue in full force and effect as long as any Committed Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
Section 10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.13    Replacement of Lenders. If (i) any Lender is a Defaulting Lender, (ii) in connection with any consent to or approval of any proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or the consent of each Lender affected thereby, the consent of the Required Lenders shall have been obtained but any Lender has not so consented to or approved such proposed amendment, waiver, consent or release, (iii) in connection with any consent to or approval of any proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of the Required Lenders, the consent of the Required Lenders shall have been obtained but any Lender has not so consented to or approved such proposed amendment, waiver, consent or release, or (iv) any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amounts or indemnification to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01, Section 3.04 or Section 3.05) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Committed Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including, for the avoidance of doubt, any premium owing under Section 2.04 and any amounts owing under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and accrued fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 10.14    Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH

COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 10.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 10.15    Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.
Section 10.16    No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) the Administrative Agent has no obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and the Administrative Agent has no obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.17    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 10.18    PATRIOT Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act, and the Borrower agrees to provide such information from time to time to any Lender.
Section 10.19    Time of the Essence. Time is of the essence of the Loan Documents.
Section 10.20    Entire Agreement. This Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.
Section 10.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by a EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is a Affected Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.22    Certain ERISA Matters
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Committed Loans or the Commitments,
(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of ERISA Section 406 and Code Section 4975, such Lender’s entrance into, participation in, administration of and performance of the Committed Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Committed Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Committed Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Committed Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or if such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative or its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
Section 10.23    Intercreditor Agreement. Each Lender hereunder (a) acknowledges that it has received a copy of the Term/ABL Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Term/ABL Intercreditor Agreement, (c) agrees that it will be bound by the provisions of the Term/ABL Intercreditor Agreement as if it was a signatory thereto and (d) authorizes and instructs the Administrative Agent to enter into the Term/ABL Intercreditor Agreement (including any and all amendments, amendments and restatements, modifications, supplements and acknowledgements thereto permitted hereby from time to time to the extent authorized by the Required Lenders) and by its acceptance of the benefits of the Collateral Documents, hereby acknowledges and agrees to be bound by all such provisions. Notwithstanding anything herein to the contrary, each Lender acknowledges that the Lien and security interest granted to the Administrative Agent pursuant to the Collateral Documents and the exercise of any right or remedy by the Administrative Agent thereunder, are subject to the provisions of the Term/ABL Intercreditor Agreement. In the event of a conflict or any inconsistency between the terms of the Term/ABL Intercreditor Agreement and the Collateral Documents, the terms of the Term/ABL Intercreditor Agreement shall prevail.
Section 10.24    Authorization to Execute other Loan Documents. Each Lender authorizes the Administrative Agent to enter into each of the Loan Documents including, without limitation, intercreditor agreements or subordination agreements contemplated by the terms hereof (other than this Agreement) and to act on its behalf and to take all actions contemplated by such Loan Documents and agrees that it shall be bound by such Loan Documents as if a signatory thereto. Neither the Administrative Agent, nor its Related Parties, shall have any liability or responsibility for the actions or omissions of any Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms, covenants and agreements set forth in this Agreement and each of the Loan Documents.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
TETRA TECHNOLOGIES, INC.,
as the Borrower

By: /s/Jacek Mucha
Name: Jacek Mucha
Title: Vice President – Finance, Treasurer, and Assistant Secretary

[Signature Page to Credit Agreement]

SILVER POINT FINANCE, LLC,
as Administrative Agent

By: /s/Jesse Dorigo
Name: Jesse Dorigo
Title: Authorized Signatory

[Signature Page to Credit Agreement]

[***],
as a Lender

By: /s/[***]
Name: [***]
Title: Authorized Signatory

[Signature Page to Credit Agreement]

[***],
as a Lender

By: /s/[***]
Name: [***]
Title: Authorized Signatory

[Signature Page to Credit Agreement]

[***],
as a Lender

By: /s/[***]
Name: [***]
Title: Authorized Signatory

[Signature Page to Credit Agreement]

[***],
as a Lender

By: /s/[***]
Name: [***]
Title: Authorized Signatory

[Signature Page to Credit Agreement]

[***],
as a Lender

By: /s/[***]
Name: [***]
Title: Authorized Signatory

[Signature Page to Credit Agreement]

[***],
as a Lender

By: /s/[***]
Name: [***]
Title: Authorized Signatory

[Signature Page to Credit Agreement]

[***],
as a Lender

By: /s/[***]
Name: [***]
Title: Authorized Signatory

[Signature Page to Credit Agreement]

[***],
as a Lender

By: /s/[***]
Name: [***]
Title: Authorized Signatory

[Signature Page to Credit Agreement]

[***],
as a Lender

By: /s/[***]
Name: [***]
Title: Authorized Signatory

[Signature Page to Credit Agreement]

[***],
as a Lender

By: /s/[***]
Name: [***]
Title: Authorized Signatory

[Signature Page to Credit Agreement]

[***],
as a Lender

By: /s/[***]
Name: [***]
Title: Authorized Signatory

[Signature Page to Credit Agreement]

[***],
as a Lender

By: /s/[***]
Name: [***]
Title: Authorized Signatory

[Signature Page to Credit Agreement]

[***],
as a Lender

By: /s/[***]
Name: [***]
Title: Authorized Signatory

[Signature Page to Credit Agreement]

[***],
as a Lender

By: /s/[***]
Name: [***]
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Schedule 2.01

Commitments and Applicable Percentages
Initial Committed Loans

Lender Entity Name	Commitment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
TOTAL	190,000,000.00

Additional Committed Loans

Lender Entity Name	Commitment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
TOTAL	75,000,000.00

Schedule 10.02

Administrative Agent’s Office; Certain Addresses for Notices
Administrative Agent:

Silver Point Finance, LLC
2 Greenwich Plaza
Greenwich, CT 06830
creditadmin@silverpointcapital.com

[Signature Page to Credit Agreement]